EXHIBIT 10

                      FIRST SUPPLEMENTAL TRUST INDENTURE

      This FIRST SUPPLEMENTAL TRUST INDENTURE (the "First Supplemental Indenture"), made and entered into as of the first day of November, 1998, by and between the PARISH OF NATCHITOCHES, STATE OF LOUISIANA, a political subdivision of the State of Louisiana (the "Issuer"), and BANK ONE TRUST COMPANY, N.A. (successor to The First National Bank of Shreveport), in the City of Shreveport, Louisiana (the "Trustee"),

                             W I T N E S S E T H:

      WHEREAS, the Issuer has issued its $10,000,000 Variable Rate Demand Refunding Bonds (Trus Joist Corporation Project) Series 1988 dated September 14, 1988 (the "Bonds") for the purpose of refunding all of the Issuer's Industrial Revenue Bonds (Trus
Joist Corporation Project) Series 1984, pursuant to a Trust Indenture dated as of September 1, 1988 (the "Indenture"), by and between the Issuer and Bank One Trust Company, N.A. (successor to The First National Bank of Shreveport), as trustee (the "Trustee"); and

      WHEREAS, in connection with the issuance of the Bonds, the Issuer has also entered into a Refunding Agreement dated as of September 1, 1988 (the "Refunding Agreement") with TJ
International, Inc. (formerly Trus Joist Corporation), a Delaware corporation (the "Corporation"); and

      WHEREAS, Article XI of the Indenture allows the Issuer and the Trustee to enter into an indenture or indentures supplemental to the Indenture with the consent of the holders of all of the outstanding Bonds; and

      WHEREAS, the sole bondholder has consented in writing to the execution and delivery by the Issuer and the Trustee of this First Supplemental Indenture to extend the maturity of the Bonds and make such other changes as may be necessary to effectuate the delivery of the Alternate Credit Facility (as defined in the Indenture), which consent is evidenced by its execution of the "Consent" attached to this First Supplemental Indenture; and

      WHEREAS, the Corporation has consented to the terms, conditions and other details of this First Supplemental Indenture, which consent is evidenced by its execution of the "Consent" attached to this First Supplemental Indenture; and

      WHEREAS, the Corporation is also providing for the delivery of an Alternate Credit Facility (as defined in the Indenture) to be issued by Wachovia Bank, N.A. (the "Credit Bank"), and in connection therewith it is necessary to make certain changes which have been consented to by the sole bondholder and the Credit Bank (such consent is also attached hereto); and

      WHEREAS, the Issuer, the Corporation and the Trustee wish to amend the Indenture and the Bonds issued thereunder in order to extend the maturity date of the Bonds as set forth herein, and provide for other matters as set forth herein; and

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration and of the mutual benefits, covenants and agreements herein expressed, the Issuer and the Trustee hereby agree as follows:

      SECTION 1. All terms used herein, except otherwise noted, shall have the same meanings assigned to them in the Indenture.

      SECTION 2. Section 101 of the Indenture is hereby amended by amending the definitions of Business Day and Pledged Bonds to read as follows:

            "Business Day" means a day (a) other than a Saturday or Sunday or a day on which banks located in the city in which the principal office of the Trustee or the office of the Credit Bank at which drawing documents are required to be presented under the Letter of Credit are required or authorized to close and (b) on which the New York Stock Exchange is not closed."

            "Pledged Bonds" means Bonds purchased pursuant to a drawing under the Letter of Credit, which Bonds are pledged by the Company to the Credit Bank and in which Bonds the Company has granted to the Credit Bank a security interest provided for in the Reimbursement Agreement, but not including Bonds released from such pledge and security interest under the terms of the Reimbursement Agreement."

      SECTION 3. Section 201 of the Indenture is hereby amended to read as follows:

            "SECTION 201. Limitation on Issuance of Bonds. No Bonds may be issued under the provisions of this Indenture except in accordance with the provisions of this Article. There is hereby created for issuance under this Indenture a series of bonds designated "Parish of Natchitoches, State of Louisiana Variable Rate Demand Refunding Bonds (Trus Joist Corporation Project) Series 1988" in the aggregate principal amount of Ten Million Dollars ($10,000,000), maturing on October 1, 2005 (subject to prior redemption upon the terms and conditions hereinafter set forth), and numbered consecutively from R-1 upwards. The Bonds shall be dated the date of delivery thereof to the initial purchasers, and shall bear interest as hereinafter set forth, and each Bond shall rank on a parity with all other Bonds issued hereunder with respect to all matters of security provided for herein."

      SECTION 4. The maturity date listed in Exhibit A of the Indenture on the Form of Bond is hereby amended to October 1, 2005 and the Form of Bond shall be as attached hereto as Exhibit
A.

      SECTION 5. Upon execution and delivery of this First Supplemental Indenture, the bondholder agrees to deliver the Bonds to the Trustee and the Trustee agrees to deliver a new Bond or Bonds to the Bondholder or its designee bearing the changes set forth in the Form of Bond attached hereto as Exhibit A.

      SECTION 6. Reference is made to the Indenture, the terms of which are incorporated herein by reference, and the Indenture, other than as modified hereby, is hereby ratified and confirmed in its entirety.

      IN WITNESS WHEREOF, the Issuer has caused this First Supplemental Trust Indenture to be executed in its name and its seal to be hereunto affixed and attested by its duly authorized officer, all as of the date first above written but actually executed on this 1st day of December, 1998.

                                    PARISH OF NATCHITOCHES, STATE
                                    OF LOUISIANA


                                    By:   \s\ Joe Mitchell, Jr.
                                          -----------------------------
--------------------------------          President
ATTEST:


By:    \s\ Bobby W. Deen
      ---------------------------
      Parish Administrator

(SEAL)


WITNESSES:


\s\ W. T. O'Donnell
--------------------------------


\s\ Sadie Metoyer
--------------------------------


                                    \s\ Linda Cockrell
                                    -----------------------------------
                                    Notary Public

      IN WITNESS WHEREOF, the Trustee has caused this First Supplemental Trust Indenture, to be executed in its name and its seal to be hereunto affixed and attested by its duly authorized officer, all as of the date first above written but actually executed on this 1st day of December, 1998.

                                    BANK ONE TRUST COMPANY, N.A.


                                    By:   \s\  Brenda W. Lupo
                                          ------------------------------
                                          Trust Officer
(SEAL)


WITNESSES:


\s\  Hazel L. Fincher
--------------------------------

\s\  Rosie B. Mays
--------------------------------


                                    \s\ Gwen Russell
                                    -----------------------------------
                                    Notary Public

                                   EXHIBIT A
                                (FORM OF BOND)

No. R- 189                                            Principal Amount:
                                                      $10,000,000

                           UNITED STATES OF AMERICA
                            PARISH OF NATCHITOCHES,
                              STATE OF LOUISIANA
                      VARIABLE RATE DEMAND REFUNDING BOND
                 (TRUS JOIST CORPORATION PROJECT) SERIES 1988

      Maturity Date:          Bond Date:                    CUSIP:
      ---------------         -----------                   -------
      October 1, 2005         September 14, 1988            63204E AA 9

      The Parish of Natchitoches, State of Louisiana (the
"Issuer"), a political subdivision of the State of Louisiana, for value received, hereby promises to pay, to

                               CHASE BANK - DTC
                        TO CREDIT ACCOUNT OF CEDE & CO.

solely from the sources provided therefor as hereinafter set forth, to the Registered Owner set forth above or registered assigns or legal representative, the Principal Amount set forth above on the Maturity Date set forth above (or earlier as hereinafter set forth), upon presentation and surrender hereof at the principal corporate trust office of The First National Bank of Shreveport, in the City of Shreveport, Louisiana, as paying agent, or its successor as paying agent (the "Paying Agent").
The Issuer also promises to pay, but solely from the sources described herein, interest from the Interest Payment Date next preceding the date on which this Bond is authenticated, unless it is authenticated on an Interest Payment Date, in which event it shall bear interest from such date, or if it is authenticated prior to December 1, 1988, in which event it shall bear interest from the Bond Date set forth above, payable on the dates and at the rates per annum determined as hereinafter set forth until the Principal Amount hereof is paid.

      Subject to the hereinafter described redemption provisions, prior to the Conversion Date (hereinafter defined) interest on this Bond is payable on the first Business Day (as defined in the Indenture) of each March, June, September and December, commencing the first Business Day of December, 1988; after the Conversion Date, interest on this Bond is payable on the first Business Day of January and July of each year; and the final interest payment on this Bond is payable on the final maturity or redemption date of the Bonds (collectively, the "Interest Payment Dates"). The interest so payable and punctually paid or duly provided for on any Interest Pavment Date, will, as provided in the Indenture (hereinafter defined), be paid to the person in whose name this Bond is registered as Registered Owner as of the close of business on the Regular Record Date for such interest payment, which prior to the Conversion Date, shall be the Business Day immediately preceding theand after the Conversion Date shall be the fifteenth day of the calendar month immediately preceding such Interest Payment Date, whether or not such day is a Business Day. Such payment of interest shall be by check or draft mailed to the Registered Owner at his address as it appears on the bond registration books maintained by the Paying Agent; provided, however, that with respect to Bonds in the denomination of $1,000,000 or more, at the option of the Registered Owner thereof, interest may be paid by wire transfer in immediately available funds to the bank and account designated in writing by such Registered Owner to the Paying Agent at least seven (7) days prior to the first payment date as to which such election shall be effective. The principal of and redemption premium, if any, on all Bonds shall be payable at the principal corporate trust office of the Paying Agent, upon the presentation and surrender of such Bonds as the same shall become due and payable or are redeemed. The interest rates borne by this Bond are described on the reverse hereof.

      This Bond is authorized pursuant to the laws of the State of Louisiana, particularly Chapter 14-A of Title 39 of the Louisiana Revised Statutes of 1950, as amended (collectively, the "Act"). This Bond and the interest and redemption premium, if any, hereon shall not be deemed to constitute or to create in any manner an obligation, general or special, debt, liability or moral obligation of the State of Louisiana, the Parish of Natchitoches or of any political subdivision of either thereof or a pledge of the faith and credit of the State of Louisiana, the Parish of Natchitoches or any political subdivision thereof within the meaning of any constitutional or statutory provision whatsoever, but shall be a limited obligation of the Issuer payable solely from the revenues and other funds pledged therefor under the Indenture and shall not be payable from any assets or funds of the Issuer other than the revenues and other funds pledged therefor, and neither the faith and credit nor the taxing power of the State of Louisiana, the Parish of Natchitoches or any political subdivision of either thereof is pledged to the payment of the principal of or the interest or redemption premium, if any, on this Bond.

      This Bond is one of a duly authorized series of variable rate demand bonds of the Issuer in the aggregate principal amount of $10,000,000, designated "Parish of Natchitoches, State of Louisiana Variable Rate Demand Refunding Bonds (Trus Joist Corporation Project) Series 1988" (the said bonds are herein referred to as the "Bonds"). All of the Bonds are issued under and pursuant to the Trust Indenture dated as of September 1, 1988 (said Trust Indenture, together with all such supplements and amendments thereto as therein permitted, being herein called the "Indenture") between the Issuer and The First National Bank of Shreveport, of Shreveport, Louisiana, as trustee (said trustee and any successor trustee under the Indenture being herein called the "Trustee"). An executed counterpart of the Indenture is on file at the principal corporate trust office of the Trustee. Reference is hereby he provisions, among others, with respect to the custody and application of the proceeds of the Bonds, the collection and disposition of revenues, a description of the funds charged with and pledged to the payment of the principal of and redemption premium, if any, and interest on the Bonds, the nature and extent of the security, the terms and conditions under which the Bonds are issued, the rights, duties and obligations of the Issuer and of the Trustee and the rights of the Registered Owners of the Bonds, and, by the acceptance of this Bond, the Registered Owner hereof assents to all of the provisions of the Indenture. All terms used herein and not otherwise defined shall have the same meaning as set forth in the Indenture.

      The Bonds have been issued for the purpose of providing a portion of the funds necessary to refund all of the Issuer's outstanding Industrial Revenue Bonds (Trus Joist Corporation Project) series 1984 (the "Prior Bonds). The Prior Bonds were issued to finance the cost of the acquisition, construction and renovation of an industrial plant building and the equipping of such building for use as a wood laminating facility, in the Parish of Natchitoches, Louisiana (the "Project"). The Issuer has entered into a Refunding Agreement dated as of September 1, 1988 (the "Agreement") with Trus Joist Corporation, a corporation organized and existing under the laws of the State of Delaware and qualified to do business in the State of Louisiana (herein, together with any successor permitted under the Agreement, called the "Company"), under which the Issuer has agreed to make available to the Company the proceeds of the Bonds for the aforesaid purpose and the Company has agreed to repay such amounts. The Agreement provides that the Company will make payments in such amounts and at such times as are required to provide for timely payment of the principal of, premium, if any, and interest on the Bonds. The Agreement provides that the Company is to make the payments directly to tnt of the Issuer. The Agreement also provides for the payment by the Company of certain fees and expenses of the Issuer, the Trustee, the Credit Bank (hereinafter defined) and the Paying Agent.

      Pursuant to the Indenture the Issuer has, for the benefit of the Registered Owners of the Bonds, assigned the Issuer's rights under the Agreement, including all its rights, title and interest therein and its right to receive payments thereunder (subject to the reservation of certain rights of the Issuer, including its rights to notices, payment of certain expenses and indemnity), to the Trustee. The Indenture further provides that the payments made pursuant to the Agreement are to be deposited with the Trustee to the credit of a special fund designated "Parish of Natchitoches, State of Louisiana Bond Fund - Trus Joist Corporation Project" (herein referred to as the "Bond Fund"), which fund is equally and ratably pledged to and charged with the payment of the principal of, redemption premium, if any, and interest on all Bonds issued under the Indenture, subject to certain rights of the Credit Bank which are more fully described in the Indenture.

      The Company has caused to be delivered to the Paying Agent an Irrevocable Letter of Credit (the "Letter of Credit") issued by National Westminster Bank PLC, San Francisco Overseas Branch the principal office of which is located in the City of San Francisco, California (the "Credit Bank"), in the initial amount of $10,407,671 (an amount equal to the sum of the aggregate principal amount of and 124 days' interest on the Bonds at a rate of 12% per annum) for the purpose of providing for the payment of the principal (by reason of maturity, acceleration or redemption) and purchase price of, and interest on the Bonds which have not been converted to a Fixed Rate, as hereinafter described. The Initial Letter of Credit expires on September 14, 1993 (the "Expiration Date") unless earlier terminated in accordance with the terms thereof, and is subject to extension at the option of the Company and the Credit Bank. Subject to the limitations and conditions contained in the Indenture, the Company may, at its option, provide for the delivery to the Paying Agent of an Alternate Credit Facility (as defined in the Indenture) but only on the dates and under the conditions provided in the Indenture.

      The Bonds are further secured by a Collateral Mortgage affecting the Project, which Collateral Mortgage is held by the Trustee pursuant to a Collateral Pledge Agreement dated as of September 1, 1988, as security for (i) the Company's obligations under the Agreement, and (ii) the Reimbursement Agreement, dated as of September 1, 1988 between the Company and the Credit Bank (the "Reimbursement Agreement") which relates to the Letter of Credit.

      Prior to issued in denominations of $100,000 or any integral multiple thereof; after the Conversion Date, the Bonds shall be issued in denominations of $5,000 or any integral multiple thereof. At the principal corporate trust office of the Paying Agent, in the manner and subject to the limitations, conditions and charges provided in the Indenture, Bonds may be exchanged for an equal aggregate principal amount of Bonds, of other authorized denominations and bearing interest at the same rate.

      This Bond shall bear interest initially at the Floating Interest Rate, as described below, from and including the date of original issuance, except that the interest rate on this Bond may be converted to a Fixed Rate as more fully provided herein. The date on which the interest rate on the Bonds is effectively converted to a Fixed Rate shall be known as the "Conversion Date".

      I.    Floating Interest Rates.

      (a) Determination of Floating Interest Rates. The Floating Interest Rates to be applicable to the Bonds prior to the Conversion Date shall be determined by the herein defined
Remarketing Agent under the Remarketing Agreement (the
"Remarketing Agreement") on the Business Day next preceding the commencement of each Rate Period (a "Determination Date") and notice thereof shall be given as follows:

            (i) Notice of each such Floating Interest Rate shall be made available, on the Business Day immediately succeeding each Determination Date, by the Paying Agent to the holders of Bonds to which such rates will be applicable.

            (ii) The Floating Interest Rate so to be determined shall be determined by the Remarketing Agent as that rate which, if borne by the Bonds, would, in the sole judgement of the Remarketing Agent exercised with due regard for prevailing financial market conditions, be the interest rate necessary, but which would not exceed the interest rate necessary, to enable the Remarketing Agent to sell the Bonds at the principal amount thereof (plus accrued interest); provided that (A) if the Remarketing Agent shall fail to determine the Floating Interest Rate on the Determination Date, then the Floating Interest Rate for such Rate Period shall be the Floating Interest Rate for the immediately preceding Rate Period; and (B) in no event shall the Floating Interest Rate for any Rate Period exceed the Maximum Rate.

            (iii) All determinations of Floating Interest Rates pursuant to the Indenture shall be conclusive and binding upon the Registered Owners of the Bonds to which such rates are applicable. The Issuer, the Company, the Trustee, the Paying
Agent and the Re marketing Agent shall not be liable to any Bondholder for failure to give any notice required above.

      (b) Rate Periods. A Floating Interest Rate shall be determined weekly for each Rate Period as follows:

            (i) Rate Periods shall commence on the date of issuance of the Bonds and thereafter on Wednesday of each week, and shall end on Tuesday of the following week.

            (ii) The Floating Interest Rate for each Rate Period shall be effective from and including the commencement date of such Rate Period and shall remain in effect through and including the last day thereof. Each such Floating Interest Rate shall be determined not later than 1:00 p.m., San Francisco time, on the applicable Determination Date. Notice of each such Floating Interest Rate shall be given in accordance with the provisions of
(a)(i) above.

      II. Fixed Rate Conversion at Option of Company. At the option of the Company, with the prior written approval of the Credit Bank in certain circumstances, the Bonds shall be converted by the Issuer to bear interest at a Fixed Rate as hereinafter provided. Any such conversion shall be made as follows:

      (a)   The Conversion Date shall be a Business Day.

      (b) No more than two Business Days after receipt of notice by the Company of its election to convert the interest rate on the Bonds to a Fixed Rate, which notice must be received by the Issuer not less than 30 days prior to the Conversion Date, the Paying Agent shall mall a notice of the proposed conversion to all affected Bondholders. Such notice shall inform the affected Bondholders of (i) the proposed Conversion Date and the fact that the Fixed Rate conversion may be cancelled under the circumstances described below in III(d); (ii) the dates on which the Remarketing Agent will determine and the Paying Agent will notify the Bondholders of the Fixed Rate pursuant to (c) below;
(iii) that all Bonds for which no notice of election to retain such Bonds has been received by the Paying Agent in accordance with Section 215(a) of the Indenture shall be deemed tendered and shall be purchased on the Conversion Date; (iv) the redemption provisions applicable to the Bonds from and after the Conversion Date; and (v) the procedure for electing to retain Bonds on the Conversion Date.

      (c) Not later than 1:00 p.m., San Francisco such 15th day is not a Business Day) the Remarketing Agent shall determine the Fixed Rate as follows: the Fixed Rate shall be the lowest rate which, in the judgment of the Remarketing Agent as of the date of determination and under prevailing market conditions, would cause the Bonds (taking into account the credit quality of the Bonds) to have a market value in a secondary market transaction equal to the principal amount thereof, plus accrued interest.

      III. Mandatory Fixed Rate Conversion. (a) The Bonds shall be subject to mandatory conversion to a Fixed Rate (each a "Mandatory Conversion Date"):

            (i) On the Interest Payment Date immediately preceding the Expiration Date of the Letter of Credit, or the first business day thereafter, provided that no such conversion shall be required if the initial Letter of Credit is renewed prior to the Expiration Date, as provided in the Reimbursement Agreement, or an Alternate Credit Facility is provided to the Paying Agent, until the Interest Payment Date immediately preceding the extended Expiration Date.

            (ii) On a Business Day not later than sixty (60) days after the institution of bankruptcy, insolvency, liquidation or other similar proceedings by or against the Credit Bank, unless other appropriate actions permitted by the Indenture are taken prior to such date in order to prevent such a default or proceedings from becoming an Event of Default under the Indenture, provided that no such conversion shall be required if an Alternate Credit Facility is provided to the Paying Agent.

      (b) Not later than fifteen (15) days prior to the Mandatory Conversion Date, the Paying Agent shall mail a written notice of the conversion to the holders of all Bonds, which notice shall
(i) specify the Mandatory Conversion Date, (ii) specify the event requiring the conversion pursuant to subsection (a) above and the circumstances under which the conversion will not be required as of the Mandatory Conversion Date pursuant to such subsection,
(iii) specify the dates on which the Remarketing Agent will determine and the Paying Agent will notify the Bondholders of the Fixed Rate for the Bonds, and (iv) set forth the procedure for electing to retain Bonds on the Conversion Date.

      (c) Not later than 1:00 p.m., San Francisco time, on the 10th day immediately preceding the Conversion Date (or the immediately succeeding Business Day, if such 10th day is not a Business Day), the Remarketing Agent shall determine the Fixed Rate, in the manner described with respect to Fixed Rate conversions at the option of the Company not later than 1:00 p.m., San Francisco time. On the immediately succeeding Business Day, the Paying Agent shall give notice of such rate by telephone, telegram, telecopy, telex or other similar communication to all Bondholders who have elected to retain their Bonds.

      Notwithstanding the foregoing provisions to the contrary with respect to the payment of interest, the interest rate borne by the Bonds shall not at any time exceed the lower of (i) the maximum interest rate permitted under the laws of the State or
(ii) prior to the Conversion Date, 12% per annum, or such higher rate which shall be permitted if the Letter of Credit has been increased to provide for interest payments on the Bonds at the higher rate.

      (d) A conversion of the Bonds to a Fixed Rate shall be cancelled, and shall be of no effect whatsoever, upon the occurrence of any of the following events:

            (i) Election by the Company upon notice to the Trustee, the Remarketing Agent, the Credit Bank and the Paying
Agent no less than sixteen (16) days prior to a proposed Fixed
Rate Conversion Date, to cancel the conversion; or

            (ii) In the event that, for any reason including failure of the Remarketing Agent to remarket the Bonds or failure of the Paying Agent to receive the proceeds of such remarketing, the Paying Agent shall not have received moneys sufficient to pay the Purchase Price of the Bonds to be converted by 7:00 a.m., San Francisco time, on the proposed Conversion Date.

            (iii) The opinion of Bond Counsel required by the Indenture is not confirmed on the Conversion Date.

      Upon the occurrence of a failed Fixed Rate Conversion, as described above, the Bonds shall continue to bear interest from the proposed Conversion Date at the same Floating Interest Rate as was applicable to the Bonds before the proposed Conversion Date (provided, however, that no Rate Period may exceed the remaining term of the Initial Letter of Credit or an Alternate Letter of Credit), however the Remarketing Agent shall determine an interest rate to be borne by such Bonds for the next Rate Period as soon as practicable, such rate to be the rate which, in the judgment of the Remarketing Agent, would cause the Bonds to have a market value in a secondary market transaction equal to the principal amount thereof, plus accrued interest. Upon the occurrence of a failed Fixed Rate conversion, as described above, all Bonds (including any Bonds for which owners have elected to retain) shall be deemed tendered to the Paying Agent on the proposed Conversion Date, and shall be remarketed by the Remarketing Agent. Except as provided in this paragraph, conversion of the Bonds to a Fixed Rate shall become effective on the Conversion Date.

      From and after the Conversion Date for the Bonds, the annual rate of interest payable on the Bonds shall be permanently fixed and all provisions of the Bonds stated to be applicable only prior to the Conversion Date shall be of no further force and effect. From and after the Conversion Date, Owners of such Bonds will no longer have the right to tender such Bonds to the Paying Agent for purchase.
From and after the Conversion Date, such Bonds may not have the benefit of the Letter of Credit. From and after the Conversion Date, the Trustee shall perform the duties of the Paying Agent set forth in the Indenture.

      IV.   Tenders During Floating Interest Rate Period.

      (a) Purchase Dates. Prior to the portions thereof in amounts equal to the lowest denomination then authorized or whole multiples of such lowest denomination) purchased at a purchase price equal to 100% of the principal amount of such Bonds (or portions thereof), plus accrued interest (if the purchase date is other than an Interest Payment Date), on any Business Day prior to the Conversion Date, upon delivery of a written notice of tender to the Paying Agent and Remarketing Agent not later than 12:00 noon, San Francisco time, on a Business Day not less than seven (7) days prior to the purchase date, unless such seventh day is not a Business Day, in which case such notice may specify the next preceding Business Day.

      (b)   Notice of Tender.  Each notice of tender:

            (i) shall be delivered to the Paying Agent and the Remarketing Agent in writing at its principal corporate trust office and be in the form attached to the Indenture and satisfactory to the Paying Agent;

            (ii) shall state (A) the principal amount and number of the Bond to which the notice relates, (B) that the Bondholder irrevocably demands purchase of such Bond or a specified portion thereof in an amount equal to the lowest denomination then authorized or a whole multiple of such lowest denomination, and
(C) the date on which such Bond or portion thereof is to be purchased; and

            (iii) shall automatically constitute (A) an irrevocable offer to sell the Bond (or portion thereof) to which the notice relates on the purchase date to any purchaser selected by the Remarketing Agent, at a price equal to the principal amount of such Bond (or portion thereof) plus any interest thereon accrued and unpaid as of the purchase date, (B) an irrevocable authorization and instruction to the Paying Agent to effect transfer of such Bond (or portion thereof) upon payment of such price to the Paying Agent on the purchase date, (C) an irrevocable authorization and instruction to the Paying Agent to effect the exchange of the Bond to be purchased in whole or in part for other Bonds in an equal aggregate principal amount so as to facilitate the sale of such Bond (or portion thereof to be purchased), and (D) an acknowledgment that such Bondholder will have no further rights with respect to such Bond (or portion thereof) upon payment of the purchase price thereof to the Paying Agent on the purchase date, except for the right of such holder to receive such purchase price upon surrender of such Bond to the Paying Agent.

      The determination of the Paying Agent as to whether a notice of tender has been properly delivered pursuant to the foregoing shall be conclusive and binding upon the holder.

      (c) Payments of Purchase Price. By the close of business on the date set for purchase of tendered Bonds, and upon receipt by the Paying Agent of 100% of the aggregate purchase price of the tendered Bonds, the Paying Agent shall pay the purchase price of such Bonds to the holders thereof at its principal corporate trust office or by bank wire transfer. Such payments shall be made in immediately available funds.

      (d) Delivery of Bonds; Effect of Failure to Surrender Bonds. All Bonds to be purchased on any date shall be required to be delivered by 7:00 a.m. San Francisco time on the date of purchase to the principal corporate trust office of the Paying Agent, prior to payment therefor, in order for the Bondholder to be entitled to payment on such date, except that such delivery shall not be required in the case of the Bonds of any holder which have been resold by the Remarketing Agent to the same holder. If the holder of any Bond (or portion thereof) that is subject to purchase fails to deliver such Bond to the Paying Agent for purchase on the purchase date, and if the Paying Agent is in receipt of the purchase price there for, such Bond (or portion thereof) shall nevertheless be deemed purchased on the day fixed for purchase thereof and ownership of such Bond (or portion thereof) shall be transferred to the purchaser thereof. Any Bondholder who fails to deliver a Bond for purchase as required above shall have no further rights thereunder except the right to receive the purchase price thereof upon presentation and surrender of said Bond to the Paying Agent.

      V. Mandatory Tender Upon Fixed Rate Conversion, Delivery of Alternate Credit Facility or Expiration Date.

      (a) Mandatory Tenders. Any Bonds to be converted to bear interequal to the principal amount thereof, plus accrued interest, except Bonds which have been retained as described herein. The Bonds are also subject to mandatory tender for purchase at a purchase price equal to the principal amount thereof plus any accrued interest on the Interest Payment Date immediately preceding the Expiration Date of the Letter of Credit or the effective date of any substitution of an Alternate Credit Facility. Notwithstanding the foregoing, the holders of any such Bonds may elect to retain their Bonds by delivering a written notice of such election to the Paying Agent at its principal corporate trust office not later than 1:00 p.m., San Francisco time, on the date of determination of the Fixed Rate for the Bonds in the case of tenders on a Conversion Date or on a Business Day which is not less than seven (7) days prior to the purchase date (in the case of a tender by reason of the Expiration Date or the substitution of an Alternate Credit Facility). Such written notice shall (i) state that the person delivering the same is a Bondholder (specifying the numbers and denominations of the Bonds of such holder), (ii) state that the Bondholder is aware of the fact that, after the Conversion Date, the Bonds will no longer be subject to tender at the option of the holder, (iii) state, in the case of a substitution of an Alternate Credit Facility, that the Bondholder is aware of the fact that on and after the date of the substitution, the rating or ratings, if any, assigned to the Bonds may be lowered or withdrawn, (iv) state, in the case of the Conversion Date, that the Bondholder is aware that after the Conversion Date the Bonds will not be entitled to the benefits of a Letter of Credit and that after the Conversion Date the ratings, if any, on the Bonds may be lowered or withdrawn, and (v) direct the Paying Agent not to purchase the Bonds of such holder. Any notice delivered to the Paying Agent pursuant to this subsection shall be irrevocable and binding upon the holder delivering the same and all subsequent holders of the Bonds to be retained, including any Bonds issued in exchange therefor or upon transfer thereof.

      (b) Payments of Purchase Price. All payments to tendering Bondholders shall be made as provided above with respect to tenders prior to the Conversion Date, provided that all such payments shall be made in immediately available funds.

      (c) Delivery of Bonds; Effect of Failure to Surrender Bonds. All Bonds to be purchased on any date shall be required to be delivered to the principal corporate trust office of the Paying Agent in the manner provided above with respect to tenders during Floating Interest Rate Period. If the holder of any Bond (or portion thereof) that is subject to purchase fails to deliver such Bond to the Paying Agent for purchase on the purchase date, and if the Paying Agent is in receipt of the purchase price therefor, such Bond (or portion thereof) shall nevertheless be deemed purchased on the day fixed for purchase thereof and ownership of such Bond (or portion thereof) shall be transferred to the purchaser thereof. Any Bondholder who fails to deliver a Bond for purchase as required above shall have no further rights hereunder except the right to receive the purchase price hereof upon presentation and surrender of said Bond to the Paying Agent.

      The Issuer has appointed The First National Bank of Shreveport, of Shreveport, Louisiana, as Paying Agent under the Indenture. The Paying Agent may be removed and replaced in accordance with the provisions of the Indenture. The principal office of the Paying Agent is 400 Texas Street, Shreveport,

Louisiana 71154, or such other address designated in writing by the Paying Agent to the Trustee.

      The Issuer has appointed Piper, Jaffray & Hopwood, Inc., of Seattle, Washington, as Remarketing Agent under the Indenture. The Remarketing Agent may be removed and replaced in accordance with the provisions of the Indenture. The principal office of the Remarketing Agent is 1600 IBM Building, Seattle, Washington 98124-1920, or such other address designated in writing by the Remarketing Agent to the Trustee.

      VI. Redemption of Bonds. The Bonds shall not be subject to prior redemption except as follows:

      (a) Optional Redemption. Prior to the Conversion Date, the Bonds are subject to redemption prior to their scheduled maturity, at the option of the Company, on any Interest Payment Date on or after September 1, 1989, at a redemption price of 100% of the principal amount thereof, without premium. After the Conversion Date, the Bonds are subject to redemption prior to their scheduled maturity, at the option of the Company, in whole or in part on an Interest Payment Date occurring on and after the fifth year after the Conversion Date at a redemption price of 100% of the principal amount thereof, without premium.

      In respect of any optional redemption provided for above, if less than all of the Bonds shall be called for redemption, the particular Bonds or portions of Bonds to be redeemed shall be selected by the Trustee by lot, provided, however, that Pledged Bonds, if any, shall be called for redemption, in the same manner, prior to any other Bonds.

      (b) Extraordinary Optional Redemption. All Bonds are subject to redemption in whole or in part, whether prior or subsequent to the Conversion Date, at the option of the Company, at a redemption price equal to the principal amount thereof, without premium, plus accrued interest to the redemption date upon the occurrence of any of the following events:

            (i) all or any part of the Project is damaged, destroyed, or condemned or title to all or any part of the Project shall have been lost, or

            (ii) changes in the Constitution of the United States of America or of the State or of legislative or administrative action, or failure of administrative action by the United States or the State or any agency or political subdivision of either thereof, or by reason of any judicial decision, in either event, to such extent that in the opinion of the Company and an independent engineer or management consultant not objected to by the Credit Bank, the Agreement is impossible to perform without unreasonable delay or unreasonable burdens or excessive liabilities being imposed on the Company.

      (c) Mandatory Redemption. The Bonds are subject to redemption in whole at any time, whether prior or subsequent to the Conversion Date, at a redemption price equal to the principal amount thereof, without premium, plus accrued interest to the redemption date, upon the occurrence of a "Determination of Taxability" as described in Section 9.2 of the Agreement.

      (d) Extraordinary Mandatory Redemption. Bonds shall be deemed redeemed prior to maturity upon delivery of such Bonds by the Credit Bank or the Company to the Paying Agent for cancellation.

      VII. Notice of Redemption. At least 30 days before the redemption date of any Bonds (or portions thereof) the Trustee shall cause a notice of any such redemption, signed by the Trustee on behalf of the Issuer, to be mailed by first-class mail, postage prepaid, to all Registered Owners whose Bonds shall have been called for redemption, but failure to mail any such notice to one or more Registered Owners shall not affect the validity of the proceedings for such redemption with respect to the Registered Owners to whom notice was duly mailed hereunder. No notice of redemption shall be required to be given with respect to an Extraordinary Mandatory Redemption pursuant to VI(d) above. Each such notice shall set forth the date fixed for redemption, the redemption price to be paid and, if less than all of the Bonds then outstanding shall be called for redemption, the numbers of such Bonds to be redeemed and, in the case of Bonds to be redeemed in part only, the portion of the principal amount thereof to be redeemed. In case any Bond is to be redeemed in part only, the notice of redemption which relates to such Bond shall state also that on or after the redemption date, upon surrender of such Bond, a new Bond in principal amount equal to the unredeemed portion of such Bond will be issued. The Trustee shall not be required to mail any notice of redemption unless its Administrative Expenses (as defined in the Agreement) shall have been paid in full by the Company up to and including the date fixed for redemption. On the date so designated for redemption, notice having been given in the manner and under the conditions provided in the Indenture, the Bonds, or portions of Bonds, so called for redemption shall become and be due and payable at the redemption price provided for redemption of such Bonds or portions of Bonds on such date and, if Available Moneys (as defined in the Indenture) or moneys drawn on the Letter of Credit for payment of the redemption price and accrued interest shall be held by the Trustee in trust for the Registered Owners of the Bonds or portions thereof to be redeemed, all as provided in the Indenture, interest on the Bonds or portions of Bonds called for redemption shall cease to accrue, such Bonds or portion cease to be entitled to any benefit or security under the Indenture, and the Registered Owners of such Bonds or portions of Bonds shall have no rights in respect thereof except to receive payment of the redemption price thereof and accrued interest so held by the Trustee and, to the extent provided in the Indenture, to receive Bonds for any unredeemed portion of Bonds.

      VIII.       Miscellaneous.

      The Indenture provides that in the event of certain defaults, the Bonds will not be remarketed expect in certain instances.

      The Registered Owner of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

      In certain events, on the conditions, in the manner and with the effect set forth in the Indenture, the principal of all the Bonds then outstanding under the Indenture may become or may be declared due and payable before the stated maturities thereof, together with the interest accrued thereon.

      Modifications or alterations of the Agreement and the Indenture, and any supplement or amendment thereto, may be made only to the extent and in the circumstances permitted by the Indenture, and may be made in certain cases without the consent of all of the Owners of the Bonds.

      The transfer of this Bond may be registered by the Registered Owner hereof in person or by his attorney or legal representative at the principal corporate trust office of the Paying Agent, but only in the manner and subject to the limitations and conditions provided in the Indenture and payment of certain charges upon surrender and cancellation of this Bond. Upon any such registration of transfer, the Issuer shall execute and the Paying Agent shall authenticate and deliver in exchange for this Bond a new Bond registered in the name of the transferee, of authorized denominations, in aggregate principal amount equal to the principal amount of this Bond, of the same series and maturity and bearing interest at the same rate.

      This Bond shall be governed by and construed in accordance with the laws of the State of Louisiana.

      All acts, conditions and things required to happen, exist and be performed precedent to and in the issuance of this Bond and the execution of the Indenture have happened, exist and have been performed as so required. No recourse under, or upon any statement, obligation, covenant, or agreement contained in the Indenture or in any Bond thereby secured or in the Agreement or in any document or certification whatsoever or under any judgment obtained against the Issuer or by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any constitution or statute or otherwise or under any circumstance shall ever be had against any member, director, agent, employee or officer, as such, of the Issuer, either directly or through the Issuer, or otherwise, for the payment for, or to, the Issuer or any receiver thereof, or for, or to, the owner of any Bond may be due and unpaid by the Issuer upon any such Bond. Any and all personal liability of every nature, whether at law or in equity, or by statute or by constitution or otherwise, of any such member, director, agent, employee or officer, as such, to respond by reason of any act or omission on his or her part or otherwise for the payment for, or to, the Issuer or any receiver thereof, or for, or to the owner of any Bond issued thereunder or otherwise, of any sum that may remain due and unpaid upon the Bonds thereby secured or any of them, is hereby expressly waived and released as an express condition of, and in consideration for, the purchase of this Bond.

      This Bond shall not be valid or become obligatory for any purpose or be entitled to any benefit or security under the Indenture until it shall have been authenticated by the execution by the Paying Agent of the certificate of authentication endorsed hereon.

      IN WITNESS WHEREOF, the Issuer has caused this Bond to be executed with the facsimile signature of the President of the Police Jury of Natchitoches Parish and a facsimile of its official seal to be imprinted hereon and attested to by the facsimile signature of the Parish Administrator of the Police Jury of Natchitoches Parish.

                                    PARISH OF NATCHITOCHES,
                                    STATE OF LOUISIANA


                                    By:
                                          ------------------------------
                                          President
                                          Police Jury Natchitoches
Parish
ATTEST:


By:
      ------------------------------
      Parish Administrator
      Police Jury Natchitoches Parish

                                                                  (SEAL)

                         CERTIFICATE OF AUTHENTICATION

      This Bond is one of the Bonds referred to in the within-mentioned Trust Indenture.

                                    THE FIRST NATIONAL BANK
                                    OF SHREVEPORT,
                                    400 Texas Street
                                    Shreveport, Louisiana 71154
                                    as Paying Agent


                                    By:
                                          ------------------------------
                                          Authorized Signature

Date of Authentication:

------------------------------------

                    FIRST SUPPLEMENTAL REFUNDING AGREEMENT

      This FIRST SUPPLEMENTAL REFUNDING AGREEMENT (the "First Supplemental Agreement"), made and entered into as of the first day of November, 1998, by and between the PARISH OF NATCHITOCHES, STATE OF LOUISIANA, a political subdivision of the State of Louisiana (the "Issuer") and TJ INTERNATIONAL, INC. (formerly known as Trus Joist Corporation), a corporation organized and existing under the laws of the State of Delaware (the "Corporation").

                             W I T N E S S E T H:

      WHEREAS, the Issuer has issued its $10,000,000 Variable Rate Demand Refunding Bonds (Trus Joist Corporation Project) Series 1988 dated September 14, 1988 (the "Bonds") for the purpose of refunding all of the Issuer's Industrial Revenue Bonds (Trus
Joist Corporation Project) Series 1984, pursuant to a Trust Indenture dated as of September 1, 1988 (the "Indenture"), by and between the Issuer and Bank One Trust Company, N.A. (successor to The First National Bank of Shreveport), as trustee (the "Trustee"); and

      WHEREAS, in connection with the issuance of the Bonds, the Issuer has also entered into a Refunding Agreement dated as of September 1, 1988 (the "Refunding Agreement") with TJ
International, Inc. (formerly Trus Joist Corporation), a Delaware corporation (the "Corporation"); and

      WHEREAS, the Issuer and the Trustee have entered into a First Supplemental Trust Indenture dated as of November 1, 1998 (the "First Supplemental Indenture"), in order to extend the maturity date of the Bonds from October 1, 2000 to October 1, 2005 and the Corporation has consented to the delivery of the First Supplemental Indenture; and

      WHEREAS, the Corporation is also providing for the delivery of an Alternate Credit Facility (as defined in the Indenture) to be issued by Wachovia Bank, N.A. (the "Credit Bank"), and in connection therewith it is necessary to make certain changes which shall not materially and adversely affect the interest of the bondowners and which, in the judgement of the Trustee, will not prejudice the interests of the Trustee, as permitted by
Article XI of the Indenture; and

      WHEREAS, the Credit Bank has consented to the execution and delivery of this First Supplemental Agreement; and

      WHEREAS, the Trustee has accepted the Alternate Credit
Facility;

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration and of the mutual benefits, covenants and agreements herein expressed, the Issuer and the Corporation hereby agree as follows:

      SECTION 1. All terms used herein shall have the same meanings assigned to them in the Indenture and the Agreement, as amended from time to time.

      SECTION 2. The Company hereby reaffirms its obligation to make payments under the Refunding Agreement in order to provide timely payment of the Bonds in accordance with the Indenture, as amended by the First Supplemental Indenture.

      SECTION 3. The definition of Pledge and Security Agreement in Article I of the Agreement is hereby amended in its entirety to read as follows:

            ""Pledge and Security Agreement" means the Pledge and Security Agreement dated as of September 1, 1988 by and among the Company, the Credit Bank and the Paying Agent, and any other pledge agreement entered into in connection with an Alternate Credit Facility, including, in connection with the delivery of the Alternate Credit Facility delivered by Wachovia Bank, N.A., as the Credit Bank, the Reimbursement and Security Agreement dated as of November 1, 1998 by and among the Company, Trus Joist MacMillan a Limited Partnership and the Credit Bank."

      SECTION 4. Reference is made to the Agreement, the terms of which are incorporated herein by reference, and the Agreement, other than as modified hereby, is hereby ratified and confirmed in its entirety.

      IN WITNESS WHEREOF, the Issuer has caused this First
Supplemental Refunding Agreement to be executed in its name and its seal to be hereunto affixed and attested by its duly authorized officer, all as of the date first above written but actually executed on this 1st day of December, 1998.

                                    PARISH OF NATCHITOCHES, STATE OF
                                    LOUISIANA

                                    By:   \s\ Joe Mitchell, Jr.
                                          ------------------------------
                                          President
ATTEST:

By:  \s\ Bobby W. Deen
      ------------------------------
      Parish Administrator

(SEAL)

WITNESSES:

\s\  W. T. O'Donnell
------------------------------------

\s\  Sadie Metoyer
------------------------------------

                                    \s\ Linda Cockrell
                                    -----------------------------------
                                    Notary Public

      IN WITNESS WHEREOF, the Corporation has caused this First
Supplemental Refunding Agreement to be executed in its name, all as of the date first above written but actually executed on this 1st day of December, 1998.

                                    TJ INTERNATIONAL, INC.


                                    By:  \s\  Richard B. Drury
                                          ------------------------------
                                          Title:  Corporate Secretary &
Treasurer
WITNESSES:

\s\ Paul M. Boyd
------------------------------------

\s\  J. Lacey Townley
------------------------------------

                                    \s\ Dana Bassett
                                    -----------------------------------
                                    Notary Public

                     REIMBURSEMENT AND SECURITY AGREEMENT

                                     among

                            TJ INTERNATIONAL, INC.,
                  TRUS JOIST MACMILLAN A LIMITED PARTNERSHIP

                                      and

                              WACHOVIA BANK, N.A.

                         Dated as of November 1, 1998









                                  $10,000,000
                            Parish of Natchitoches,
                              State of Louisiana
                     Variable Rate Demand Refunding Bonds
                       (Trus Joist Corporation Project)
                                  Series 1988

                               TABLE OF CONTENTS
Page
----

ARTICLE I.  DEFINITIONS                                                 -1-

ARTICLE II.  THE LETTER OF CREDIT                                       -8-
Section 2.1.  Agreement to Issue Letter of Credit                       -8-
Section 2.2.  Term of Letter of Credit; Extensions of the Term          -8-
Section 2.3.  Reduction and Reinstatement of Stated Amount              -9-
Section 2.4.  Fees Relating to Letter of Credit                         -10-
Section 2.5.  Reimbursement of Drawings under Letter of Credit          -11-
Section 2.6.  Tender Advances, Prepayments, Interest
            Computations and Notices                                    -12-
Section 2.7.  Form and Place of Payments; Computation of Interest       -13-
Section 2.8.  Conditions Precedent to Issuance of Letter of Credit      -13-

ARTICLE III.  OBLIGATIONS ABSOLUTE                                      -15-
Section 3.1.  Obligations Absolute, Unconditional and Irrevocable       -15-

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES                             -16-
Section 4.1.  Organization and Existence                                -16-
Section 4.2.  Authority; No Conflict                                    -16-
Section 4.3.  Binding Effect                                            -16-
Section 4.4.  Governmental Approval                                     -17-
Section 4.5.  Litigation                                                -17-
Section 4.6.  Compliance with ERISA                                     -17-
Section 4.7.  Official Statement                                        -17-
Section 4.8.  Financial Information                                     -17-
Section 4.9.  Material Liabilities                                      -17-
Section 4.10.  Taxes                                                    -18-
Section 4.11.  Representations and Warranties True                      -18-
Section 4.12.  Environmental Matters                                    -18-
Section 4.13.  No Default                                               -18-
Section 4.14.  Margin Stock                                             -18-
Section 4.15.  Investment Company                                       -19-
Section 4.16.  Public Utility Holding Company                           -19-
Section 4.17.  Full Disclosure                                          -19-
Section 4.18.  Year 2000 Compliance                                     -19-
Section 4.19.  Compliance with Laws                                     -19-

ARTICLE V.  COVENANTS                                                   -19-


ARTICLE VI.  EVENTS OF DEFAULT; REMEDIES                                -20-
Section 6.1.  Events of Default                                         -20-
Section 6.2.  Remedies                                                  -22-

ARTICLE VII.  PLEDGED BONDS                                             -22-
Section 7.1.  The Pledge                                                -23-
Section 7.2.  Remedies Upon Default                                     -23-
Section 7.3.  Valid Perfected First Lien                                -24-
Section 7.4.  Release of Pledged Bonds                                  -24-

ARTICLE VIII.  MISCELLANEOUS                                            -24-
Section 8.1.  Notices                                                   -24-
Section 8.2.  Amendments, Consents and Waivers                          -25-
Section 8.3.  No Waiver; Remedies                                       -25-
Section 8.4.  Indemnification                                           -25-
Section 8.5.  Continuing Obligations                                    -25-
Section 8.6.  Waiver of Right of Set-Off;
            Limitation on Collateral                                    -26-
Section 8.7.  Limited Liability of the Bank                             -26-
Section 8.8.  Costs, Expenses and Taxes                                 -27-
Section 8.9.  Severability                                              -27-
Section 8.10.  Governing Law                                            -27-
Section 8.11.  Consent to Jurisdiction                                  -27-
Section 8.12.  Headings                                                 -27-


----------------------------------

ANNEX I     -     IRREVOCABLE LETTER OF CREDIT
ANNEX II    -     PROMISSORY NOTE
ANNEX III   -     GUARANTY AGREEMENT



                     REIMBURSEMENT AND SECURITY AGREEMENT

      THIS REIMBURSEMENT AND SECURITY AGREEMENT, dated as of November 1, 1998 among TJ INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware (the "Applicant"), TRUS JOIST MACMILLAN A LIMITED PARTNERSHIP, a Delaware limited partnership (the "Operator"), and WACHOVIA BANK, N.A., a national banking association organized and existing under the laws of the United States of America (together with its successors and assigns, the "Bank").

                             W I T N E S S E T H:

      WHEREAS, the Parish of Natchitoches, State of Louisiana (the "Issuer"), has issued its Variable Rate Demand Refunding Bonds (Trus Joist Corporation Project) Series 1988 in the aggregate principal amount of $10,000,000 (the "Bonds") pursuant to a Trust Indenture dated as of September 1, 1988 (as amended and supplemented, the "Indenture"), between the Issuer and The First National Bank of Shreveport, as trustee (now Bank One Trust Company, N. A. and hereinafter referred to as the "Trustee"); and

      WHEREAS, pursuant to a Refunding Agreement dated as of September 1, 1988 (as amended, the "Refunding Agreement") between the Issuer and Trus Joist Corporation (now the Applicant), the proceeds derived from the issuance of the Bonds were applied to refund the Prior Bonds (as defined in the Indenture) which were issued to finance the cost of acquisition, construction, renovation and installation of the Project (as defined in the Indenture); and

      WHEREAS, to provide additional security for the payment of the Bonds, the Applicant has requested the Bank to issue its letter of credit in favor of the Trustee, substantially in the form of Annex I attached hereto and by this reference made a part hereof (the "Letter of Credit"); and

      WHEREAS, the Operator is assignee of Trus Joist Corporation and its rights and obligations under the Refunding Agreement and the other agreements and instruments executed in connection with the issuance of the Bonds; and

      WHEREAS, the Operator is a wholly-owned Subsidiary of the Applicant and, as such, the Applicant expects to derive substantial and direct benefits from the issuance of the Letter of Credit by the Bank;

      NOW THEREFORE, in consideration of the premises and the promises herein contained, and in order to induce the Bank to issue the Letter of Credit, the parties hereto hereby agree as follows:

                           ARTICLE I.  DEFINITIONS.

      In addition to the words and terms defined above, the following terms when used herein shall have the following respective meanings:

      "A Drawing" shall have the meaning specified in the Letter of Credit.

      "Agreement" means this Reimbursement and Security Agreement, as the same may be amended, supplemented or modified from time to time.

      "B Drawing" shall have the meaning specified in the Letter of Credit.

      "Business Day" means a day (a) other than a Saturday or Sunday or a day on which banks located in the city in which the principal office of the Trustee or the office of the Bank at which drawing documents are required to be presented under the Letter of Credit are required or authorized to close and (b) on which the New York Stock Exchange is not closed.

      "C Drawing" shall have the meaning specified in the Letter of Credit.

      "CERCLA" means the Comprehensive Environmental Response
Compensation and Liability Act.

      "CERCLIS" means the Comprehensive Environmental Response
Compensation and Liability Information System established pursuant to CERCLA.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor Federal tax code. Any reference to any provision of the Code shall also include the income tax regulations promulgated thereunder, whether final, temporary or proposed.

      "Collateral" has the meaning set forth in Section 7.1 hereof.

      "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Applicant in its consolidated financial statements as of such date; provided, however, that for purposes of this Agreement and notwithstanding any provision of GAAP to the contrary, the term "Consolidated Subsidiary" shall include the Operator and its Subsidiaries.

      "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control, which, together with the Applicant, are treated as a single employer under Section 414(b) or 414(c) of the Code.

      "Credit Agreement" means the $100,000,000 Amended and Restated Credit Agreement dated as of May 31, 1995 among the Applicant, the Credit Banks, and Wachovia Bank of Georgia, N.A., as Agent (the "Agent"), as amended by a First Amendment to Credit Agreement dated as of December 8, 1995, as further amended by a Second Amendment to Credit Agreement dated as of November 15, 1996, and as such agreement may be further amended, supplemented or restated from time to time. References to the Credit Agreement shall be effective regardless of any termination of the Credit Agreement and without regard to whether any Loans are outstanding thereunder or any Commitment is in effect thereunder.

      "Credit Banks" means all banks listed on the signature pages of the Credit Agreement, and their successors and assigns.

      "Date of Issuance" means December 1, 1998.

      "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and salary and other normal accruals (other than interest accruals) arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person, contingent or otherwise, to reimburse any bank or other Person in respect of amounts payable under a bankers' acceptance,
(vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person, contingent or otherwise, to reimburse any bank or other Person in respect of the face amount of any outstanding letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all Debt of others Guaranteed by such Person, and (x) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities.

      "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or the lapse of time or both would, unless cured or waived, become an Event of Default.

      "Default Rate" means a per annum interest rate equal to the lesser of (a) the Prime Rate plus two percent (2%), or (b) the maximum rate permitted by applicable law.

      "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

      "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

      "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Applicant or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

      "Event of Default" means any one or more of the events specified in Section 6.1 hereof.

      "Expiration Date" means the Initial Expiration Date or, if the term of the Letter of Credit is extended as contemplated in
Section 2.2(b) hereof, the last day of each Successive Extension
Period.

      "Fee Percentage" means (a) on and prior to the first anniversary of the Date of Issuance, the Fee Percentage set forth in the chart below opposite the Applicant's applicable ratio of Consolidated Cash Flow to Consolidated Funded Debt for the immediately preceding four (4) Fiscal Quarters calculated in accordance with the Credit Agreement (provided that in the event that the Credit Agreement is amended subsequent to the Date of Issuance to change the Applicable Margin (as defined in the Credit Agreement) with respect to LIBOR Loans (as defined in the Credit Agreement) and/or to change the per annum percentage at which the Facility Fee (as defined in the Credit Agreement) is calculated, the Fee Percentage set forth below will automatically be adjusted so as to equal the sum of the Applicable Margin (as defined in the Credit Agreement) and the per annum percentage at which the Facility Fee (as defined in the Credit Agreement) is calculated, after giving effect to such amendment), and (b) after the first anniversary of the Date of Issuance, either (i) the Fee Percentage determined in accordance with clause (a) above, or
(ii) in the event that the Bank has adjusted the Fee Percentage pursuant to Section 2.4(b) hereof, that figure to which the Fee Percentage has been so adjusted.

            Ratio                                     Fee Percentage
            -----                                     --------------

      Greater than 0.60 to 1.0                        0.375%

      Greater than 0.45 to 1.0 but equal to           0.45%
      or less than 0.60 to 1.0

      Greater than 0.30 to 1.0 but equal to           0.55%
      or less than 0.45 to 1.0

      Equal to or less than 0.30 to 1.0               0.80%


      "Fiscal Year" means the fiscal year of the Applicant.

      "GAAP" means generally accepted accounting principles as in effect from time to time, consistently applied.

      "Governmental Authority" means any nation or government, any state, department, agency or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

      "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise), or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

      "Guarantors" means, individually and collectively, (a) the Operator, (b) Norco Windows, Inc., a Wisconsin corporation, (c) Trus Joist MacMillan Limited, a British Columbia corporation, (d) Trus-Joist (Western) Ltd., a Province of New Brunswick corporation, (e) Trus Joist Corporation, a Delaware corporation,
(f) TJM Facilities Corporation, a Delaware corporation and (g) any other Person delivering a Guaranty to the Bank, together with each of their successors and permitted assigns.

      "Guaranty" means, individually and collectively, (i) that certain Guaranty Agreement, substantially in the form of Annex III hereto, executed by each of the Guarantors, jointly and severally, for the benefit of the Bank, together with all amendments and modifications thereto, guaranteeing payment of the obligations of the Applicant under this Agreement and the Reimbursement Note and (ii) any other guaranty agreement delivered to the Bank, each substantially in the form of Annex III hereto, for the purpose of providing a Guarantee of any of the Applicant's or the Guarantors' obligations under this Agreement or any of the Related Documents, together with all amendments and modifications thereto.

      "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, or in any applicable state or local law or regulation, (b) hazardous substances, as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation or
(e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

      "Initial Expiration Date" means December 5, 2001.

      "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, the Applicant shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

      "Limited Partnership Agreement" means the Limited
Partnership Agreement dated as of September 30, 1991, between TJ
International, Inc. and MacMillan Bloedel of America Inc., as amended from time to time.

      "Loan Documents" has the meaning given such term in the Credit Agreement.

      "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the current or future financial condition, operations, business, or properties of the Applicant and its Consolidated Subsidiaries taken as a whole, (b) the ability of the Applicant to perform its obligations under this Agreement, the Credit Agreement, or the Related Documents or the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of (including the rights and remedies of the Bank, the Agent and the Credit Banks under) this Agreement, the Credit Agreement, or any of the Related Documents or the Loan Documents.

      "Multiemployer Plan" shall have the meaning set forth in
Section 4001(a)(3) of ERISA.

      "Notice of Non-Extension" means a written notice delivered by the Bank to the Applicant and the Trustee to the effect that the Letter of Credit will not be extended for a Successive
Extension Period.

      "Obligations" has the meaning set forth in Section 7.1 hereof.

      "Official Statement" means the Final Offering Memorandum dated September 14, 1988 with respect to the initial offering and sale of the Bonds, as amended, supplemented or modified from time to time through the date of issuance.

      "Operator" means Trus Joist MacMillan a Limited Partnership, a Delaware limited partnership and its successors and permitted assigns.

      "Payment Date" means the fifteenth day of each February, May, August and November of each year, commencing February 15, 1999.

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Person" means any individual, joint venture, corporation, company, voluntary association, partnership, trust, joint stock company, unincorporated organization, association, government, or any agency, instrumentality, or political subdivision thereof, or any other form of entity.

      "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by the Applicant or any member of the Controlled Group for employees of the Applicant or any member of the Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Applicant or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five
(5) plan years made contributions.

      "Pledged Bonds" means those Bonds which have been purchased from monies drawn under the Letter of Credit pursuant to the Indenture and not remarketed by the Remarketing Agent pursuant to the Indenture.

      "Prime Rate" means that rate of interest so denominated and set by the Bank from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by the Bank, which lends at rates above and below the Prime Rate. For purposes of calculating any interest rate hereunder which is based on the Prime Rate, such interest rate shall be adjusted automatically on the effective date of any change in the Prime Rate.

      "Properties" means all real property owned, leased or otherwise used or occupied by the Applicant or any Subsidiary, wherever located, including, without limitation, the Project.

      "Purchase Price" shall have the meaning specified in Article I of the Indenture.

      "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

      "Reimbursement Note" means the promissory note dated as of even date herewith from the Applicant to the Bank evidencing the Tender Advances, if any, to be made under this Agreement, which promissory note shall be substantially in the form of Annex II attached hereto and by this reference made a part hereof.

      "Reimbursement Obligations" means any one or more of the obligations of the Applicant to the Bank under Section 2.5 of this Agreement.

      "Related Documents" means the Refunding Agreement, the Indenture, the Reimbursement Note and any other agreement or instrument relating thereto or otherwise executed and delivered in connection with the issuance of the Bonds or the Letter of Credit.

      "Remarketing Agent" means Piper Jaffray Inc. and its successors appointed and serving in such capacity under the Indenture.

      "Reportable Event" means a Reportable Event as defined in
Section 4043(b) of ERISA and in any regulations promulgated thereunder.

      "Stated Amount" shall have the meaning specified in the Letter of Credit.

      "Subsidiary" means any corporation, partnership or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Applicant or a Subsidiary of the Applicant and, in any event, shall include the Operator.

      "Successive Extension Period" has the meaning set forth in
Section 2.2(b) hereof.

      "Tender Advance" has the meaning ascribed thereto in Section 2.5(b)(i) hereof.

      "Tender Drawing" means an A Drawing under the Letter of Credit to pay the portion of the Purchase Price corresponding to principal of the Bonds.

      "Termination Date" has the meaning assigned to that term in the Letter of Credit.

      Y2K Plan has the meaning set forth in Section 4.18.


                       ARTICLE II.  THE LETTER OF CREDIT

      Section 2.1. Agreement to Issue Letter of Credit. Subject to the terms and conditions hereinafter set forth, the Bank hereby agrees to issue the Letter of Credit on the Date of Issuance. The Letter of Credit shall be issued in an amount equal to the sum of (a) the aggregate principal amount of the Bonds, plus (b) an amount equal to one hundred twenty-four (124) days' interest on the Bonds, computed as though the Bonds bore interest at the rate of twelve percent (12%) per annum notwithstanding the actual rate borne by the Bonds from time to time and based on a 365/366-day year for the actual days elapsed.

      Section 2.2.  Term of Letter of Credit; Extensions of the
Term.

      (a) The term of the Letter of Credit shall end on the Termination Date.

      (b) The initial term of the Letter of Credit is stated to expire, subject to earlier termination, on the Initial Expiration Date. In the event that the Bank has not delivered a Notice of Non-Extension prior to the first anniversary of the Date of Issuance, or, in the event that the Initial Expiration Date shall have been automatically extended in accordance with this paragraph, prior to any subsequent anniversary of the Date of Issuance, the Expiration Date shall be automatically extended on each such anniversary of the Date of Issuance for successive additional periods of one calendar year each ("Successive Extension Periods"). Upon the delivery by the Bank to the Applicant and the Trustee of a Notice of Non-Extension prior to any anniversary of the Date of Issuance, the Expiration Date shall no longer be extended and shall be the date which is two years following the anniversary date of the Date of Issuance next following the date of delivery of such Notice of Non-Extension. The Bank's decision to deliver a Notice of Non-Extension shall be made in its sole and absolute discretion and no course of dealing or other circumstance shall require the Bank to refrain from delivering a Notice of Non-Extension.

            (c) The Letter of Credit may be canceled or replaced at any time (to the extent permitted under the Indenture) without penalty or premium at the request of the Applicant upon satisfaction of all conditions specified in subsections (i), (ii) and (iii) hereof:

            (i) the Applicant shall have given not less than forty-five (45) days prior written notice to the Bank that the Applicant desires to cancel or replace the Letter of Credit;

            (ii)  all Reimbursement Obligations (including all
Letter of Credit fees) shall have been paid in full; and

            (iii) the Letter of Credit shall have been returned to the Bank for cancellation.

            Upon the cancellation or replacement of the Letter of Credit in accordance with this Section 2.2(c), the Bank will within ten (10) days of the effective date of such cancellation or replacement refund to the Applicant any unearned portion of the letter of credit fee previously paid by the Applicant to the Bank pursuant to Section 2.4(a).

      Section 2.3. Reduction and Reinstatement of Stated Amount. The Stated Amount of the Letter of Credit shall be reduced and reinstated as provided in the Letter of Credit. Without limiting the provisions of the Letter of Credit, the portion of the Stated Amount allocated to interest shall be reduced in an amount equal to each draw for interest on the Bonds, but shall be reinstated automatically ten (10) Business Days after drawing unless the Bank shall have notified the Trustee that an Event of Default has occurred and is continuing. In addition, and without limiting the provisions of the Letter of Credit, the portion of the Stated Amount allocated to principal shall be reduced in an amount equal to any draw thereunder for principal of the Bonds, but with respect to any Tender Drawing, will be reinstated upon receipt by the Trustee of notice from the Bank that the Tender Advance applicable thereto has been repaid.

      Section 2.4.  Fees Relating to Letter of Credit.

            (a) The Applicant hereby agrees to pay to the Bank quarterly in advance commencing on the Date of Issuance and thereafter on each Payment Date a letter of credit fee in an amount equal to one-quarter of the product of the Stated Amount (determined without taking into account any reductions pursuant to Section 2.3 hereof of the portion of the Stated Amount allocated to interest) in effect on the date of such payment multiplied by the Fee Percentage in effect on such date. The letter of credit fee shall be computed on the basis of actual days elapsed and a 365-day year.

            (b) The Bank shall have the right from time to time, by written notice delivered to the Applicant no less than sixty
(60) days prior to the first anniversary of the Date of Issuance or prior to each successive anniversary of the Date of Issuance (each a "Notice of Adjustment"), to adjust the Fee Percentage.
Any such adjustment of the Fee Percentage shall become effective beginning on the anniversary of the Date of Issuance immediately succeeding the date on which the related Notice of Adjustment was delivered and shall continue to be effective until a subsequent Notice of Adjustment is delivered and becomes effective in accordance with this subsection.

            (c) If after the date hereof any change shall occur in any law or regulation or in the interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof, or in GAAP, which change shall either
(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, the Bank or (ii) impose on the Bank any other condition relating, directly or indirectly, to this Agreement, the Reimbursement Note or the Letter of Credit and the result of any event referred to in clause (i) or (ii) of this subsection shall be to increase the cost to the Bank of issuing or maintaining the Letter of Credit by an amount deemed by the Bank to be material, then the Applicant shall pay to the Bank, within 15 days following demand therefor by the Bank, such additional amounts as the Bank shall reasonably determine are necessary to compensate the Bank for such increased cost together with interest on each such amount from the date such amount is due until payment in full at the Default Rate. With each demand for payment under this subsection, the Bank shall deliver to the Applicant a certificate as to such increased cost incurred by the Bank as a result of any event mentioned in this subsection shall be submitted by the Bank to the Applicant and shall be conclusive (absent manifest error) as to the amount thereof. The effect of any such increased cost which is imposed on the Bank, will be fairly allocated to the Letter of Credit in relation to similar obligations subject to similar charges.

            (d) If after the date hereof, the Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations under the Letter of Credit to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then the Applicant shall pay to the Bank, within 15 days following notice of such change by the Bank by submission to the Applicant of the certificate hereinafter described, such additional amount or amounts as will compensate the Bank for such reduction. All payments pursuant to this subsection (d) shall bear interest thereon from the date such amount is due until payment in full at the Default Rate. With each demand for payment under this subsection, the Bank shall deliver to the Applicant a certificate of the Bank claiming compensation under this subsection (d) and setting forth the additional amount or amounts to be paid hereunder and setting forth in reasonable detail the basis therefor and the manner of calculation thereof. Such certificate shall be conclusive in the absence of manifest error. The effect of any such increased cost which is imposed on the Bank, will be fairly allocated to the Letter of Credit in relation to similar obligations subject to similar charges.

            (e) The Applicant hereby agrees to pay to the Bank upon each drawing under the Letter of Credit in accordance with its terms a drawing fee equal to $100.00 per drawing. Such fee is due and payable on the date each drawing under the Letter of Credit is made.

      Section 2.5.  Reimbursement of Drawings under Letter of
Credit.

            (a)   The Applicant hereby agrees to pay to the Bank:

                  (i) except as set forth in subsection (b) below applicable to Tender Drawings and except to the extent that any drawing under the Letter of Credit is to be paid from the proceeds of a Tender Advance made pursuant to Section 2.6 below, immediately after (and on the same Business Day as) any amount is honored under the Letter of Credit, a sum (and interest on such amount as provided in subsection (c) below) equal to the amount so drawn; and

                  (ii) any and all expenses incurred by the Bank in enforcing any rights under this Agreement.

            (b)   (i)   Unless an Event of Default or Default shall
have occurred and be continuing, the proceeds of the amount of each Tender Drawing (other than a Tender Drawing upon conversion of the interest rate on the Bonds to a Fixed Rate (as defined in the Indenture)) shall, as provided in Section 2.6 below, constitute an advance made by the Bank to the Applicant on the date and in the amount of said drawing, each such advance being hereinafter referred to as a "Tender Advance." Each Tender
Advance shall be treated as a reimbursement of the amount of the related Tender Drawing pursuant to Section 2.5(a) above. Any amounts drawn to pay the portion of the Purchase Price of the Bonds constituting interest shall be reimbursed as provided in
Section 2.5(a) above.

                  (ii) Each Tender Drawing under the Letter of Credit shall constitute a representation and warranty by the Applicant that the representations and warranties contained in Section 4.1 hereof are true and correct on and as of the date of such Tender Drawing as if made on and as of such date.

            (c) The Applicant shall pay to the Bank upon demand interest at the Default Rate on any and all amounts unpaid by the Applicant when due hereunder (in the case of amounts in respect of interest, to the maximum extent permitted by law) for each day from the date such amounts became due until payment in full.

      Section 2.6.  Tender Advances, Prepayments, Interest
Computations and Notices.

            (a) The Bank agrees, on the terms and conditions of this Agreement, to make Tender Advances to the Applicant for the purpose of paying Tender Drawings arising from time to time. The Bank agrees that upon any Tender Drawing under the Letter of Credit the Bank shall, without any notice or other action on the part of the Applicant but subject to the satisfaction of the conditions precedent set forth in subsections (b) and (c) of
Section 2.8 hereof, make a Tender Advance in an amount equal to such Tender Drawing, the proceeds of which shall automatically be applied by the Bank to the payment in full of the Tender Drawing. The Applicant hereby agrees to pay to the Bank the aggregate unpaid principal amount of the Tender Advances together with all accrued and unpaid interest thereon on the Termination Date. The Tender Advances shall be made against and evidenced by and repayable as provided in the Reimbursement Note. The Applicant hereby authorizes the Bank to endorse on the schedule attached to the Reimbursement Note (or any continuation thereof) the amount of each Tender Advance made by the Bank to the Applicant hereunder, the date such Tender Advance is made and the amount of each payment or prepayment of principal of such Tender Advance received by the Bank; provided, however, that any failure by the Bank to make, or any error in making, any such endorsement shall not limit, modify or affect the obligations of the Applicant hereunder or under the Reimbursement Note in respect of such Tender Advances.

            (b) The Applicant hereby promises to pay to the Bank interest at a rate per annum equal to the Prime Rate on the unpaid principal amount of each Tender Advance for the period commencing on the date of such Tender Advance to, but excluding, the date such Tender Advance is paid in full. Accrued interest on each Tender Advance shall be payable (i) on each Payment Date,
(ii) upon the payment or prepayment thereof (but only on the principal so paid or prepaid), and (iii) on the Termination Date.

            (c) All Tender Advances may be prepaid (i) at any time by the Applicant on one (1) Business Day's notice stating the amount to be prepaid (which shall be $5,000, a whole number multiple thereof), and (ii) at any time on behalf of the Applicant on one (1) Business Day's notice from the Applicant directing the Bank to release a specified principal amount of Pledged Bonds held by the Bank or its designated pledge agent for remarketing pursuant to the Indenture. Each such notice of prepayment shall be irrevocable and shall specify the Tender
Advance to be prepaid and the amount of the Tender Advance to be prepaid and the date of prepayment (which date shall be a Business Day). Upon payment to the Bank of the amount to be prepaid pursuant to clause (i) or (ii) above, together with accrued interest, as set forth in Section 2.6(b)(ii) hereof, to the date of such prepayment on the amount to be prepaid, the outstanding obligations of the Applicant under the Reimbursement Note shall be reduced by the amount of such prepayment, interest shall cease to accrue on the amount prepaid, and the Bank shall release from the pledge and security interest created under Section 7.1 hereof a principal amount of Pledged Bonds equal to the amount of such prepayment; provided that prior to such release the Applicant shall have paid to the Bank the amount owing in respect of Section 2.6(b)(ii) hereof. Such Bonds shall be delivered to the Applicant, in the event of a prepayment pursuant to clause (i) above, or to the Paying Agent pursuant to the Indenture, in the event of a prepayment pursuant to clause (ii) above, as appropriate.

      Section 2.7. Form and Place of Payments; Computation of Interest. All payments by the Applicant to the Bank hereunder shall be made in lawful currency of the United States and in immediately available funds at the Bank's office located at 191 Peachtree Street, N.E., Atlanta, Georgia 30303 or at such other location of the Bank as the Bank directs in writing to the Applicant. Payments may also be made by wire transfer of immediately available funds to Wachovia Bank, N.A., ABA# 0531-00-494, Account #8726-800300, Attention: Standby L/C Unit. Whenever any payment hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day, and any interest payable thereon shall be payable for such extended time at the specified rate. All interest (including, without limitation, interest on Tender Advances) and fees (excluding the letter of credit fee) hereunder shall be computed on the basis of a 360 day year for the actual number of days elapsed and shall include the first day but exclude the last day of the relevant period.

      Section 2.8.  Conditions Precedent to Issuance of Letter of
Credit. Each of the following is a condition precedent to the obligation of the Bank to issue the Letter of Credit.

            (a) The Bank shall have received on or before the Date of Issuance the following in form and substance satisfactory to the Bank:

                  (i)   the duly executed original Reimbursement
Note, together with a duly executed original counterpart of this Agreement, the Guaranty and each of the other Related Documents;

                  (ii) the opinion of counsel to the Applicant and the Guarantors dated the Date of Issuance, addressed to the Bank, in form and substance satisfactory to the Bank;

                  (iii) the opinion of bond counsel, dated the Date of Issuance, required pursuant to Section 505 of the Indenture;

                  (iv) a copy of the resolutions of the Board of Directors of the Applicant authorizing execution and delivery by the Applicant of this Agreement and the Reimbursement Note, certified by the Secretary of the Applicant;

                  (v)   a certificate of good standing for the
Applicant from the state of its incorporation and a certificate of authority to transact business as a foreign corporation from the state in which the Project is located;

                  (vi) a certificate of incumbency of the Applicant, signed by the Secretary of the Applicant, certifying as to the names, true signatures and incumbency of the officer or officers of the Applicant authorized to execute and deliver this Agreement and the Reimbursement Note;

                  (vii)       copies of (A) the certificate of
incorporation of the Applicant certified by the Secretary of State of the state of the Applicant's incorporation, and (B) the bylaws of the Applicant certified by the Secretary of the Applicant;

                  (viii) copies of all documents which the Bank may reasonably request relating to the existence of the Guarantors, the corporate or partnership authority, as applicable, for and the validity of the Guaranty and any other matters relevant thereto, all in form and substance satisfactory to the Bank, including, without limitation, a certificate of incumbency of each of the Guarantors, signed by the Secretary or an Assistant Secretary of each of the Guarantors or their general partners, as applicable, certifying as to the names, true signatures and incumbency of the officer or officers of the Guarantors or their general partners, as applicable, authorized to execute and deliver the Guaranty, and certified copies of the following items, for each of the Guarantors: (i) Certificate or Articles of Incorporation or partnership certificate, (ii) Bylaws (if a corporation), (iii) a certificate of the Secretary of State (or other appropriate issuer) of the state (or province) of incorporation of each as to the good standing of each in that state (or province) (if a corporation), and (iv) the action taken by the Board of Directors authorizing the execution, delivery and performance of the Guaranty;

                  (ix)  certified copies of all approvals,
authorizations, or consents of, or notices to or registrations with, any Governmental Authority required to be obtained, given or effected by the Applicant with respect to the extension of the maturity of the Bonds;

                  (x) a certificate, dated the Date of Issuance, signed by authorized officers of the Applicant, to the effect that this Agreement and the Reimbursement Note have been executed by duly authorized officials, that the signatures appearing thereon are true and that there is no action, suit, proceeding, inquiry or investigation known to the Applicant before or by any court, public board or body pending or threatened against or affecting the Applicant wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect; and

                  (xi)  such other certificates, documents,
instruments, approvals, consents or opinions as the Bank may reasonably request.

            (b) On or before the Date of Issuance and the date of each Tender Advance the Bank shall be satisfied that (i) there has been no material adverse change in the financial condition, manner of operation, properties or prospects of the Applicant and
(ii) all information,
representations and materials submitted to the Bank by the Applicant in connection with the issuance of the Letter of Credit are accurate in all material respects;

            (c) The following statements shall be true and correct on the Date of Issuance and the date of each Tender Advance and the Bank shall have received a certificate signed by a duly authorized officer of the Applicant, dated the Date of Issuance, stating that:

                  (i) the representations and warranties contained in Article IV hereof are correct on and as of the Date of Issuance as though made on and as of such date; and

                  (ii) no Default has occurred and is continuing or would result from the execution and delivery of this Agreement or the issuance of the Letter of Credit.


            (d) On or before the Date of Issuance all requirements relating to the issuance of the Letter of Credit as an "Alternate
Credit Facility" pursuant to the Indenture shall have been satisfied.

                      ARTICLE III.  OBLIGATIONS ABSOLUTE

      Section 3.1.  Obligations Absolute, Unconditional and
Irrevocable. The obligations of the Applicant under this Agreement and the Related Documents shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof and thereof, under all circumstances whatsoever, irrespective of any of the following circumstances:

            (a) any lack of validity or enforceability of this Agreement, the Letter of Credit, the Bonds or any of the Related
Documents;

            (b) any amendment or waiver of or any consent to departure from this Agreement, the Letter of Credit, the Bonds or all or any of the Related Documents;

            (c) the existence of any claim, setoff, defense or other rights which the Applicant or any other Person may have at any time against the Trustee, the Remarketing Agent, any beneficiary or any transferee of the Letter of Credit (or any Person for whom the Trustee, the Remarketing Agent, any such beneficiary or any such transferee may be acting), the Bank, or any Person other than the Bank, whether in connection with this Agreement, the Letter of Credit, the Bonds or any of the Related Documents or any unrelated transaction;

            (d) any statement or any other document presented under the Letter of Credit proving to be forged, fraudulent or invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

            (e) payment by the Bank under the Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; and

            (f) any other circumstance or happening whatsoever whether or not similar to any of the foregoing.

                  ARTICLE IV.  REPRESENTATIONS AND WARRANTIES

      The Applicant represents and warrants to the Bank as follows:

      Section 4.1. Organization and Existence. The Applicant is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and legal authority to own its property and to carry on its business as now being conducted, is duly qualified to do business in every jurisdiction in which the nature of its business or property makes such qualification necessary and has all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where noncompliance would not have a Material Adverse Effect.

      Section 4.2. Authority; No Conflict. The execution, delivery and performance of this Agreement and each of the Related Documents to which the Applicant is a party and the consummation of the transactions contemplated hereby and thereby,
(i) are within the legal power and authority of the Applicant,
(ii) have been duly authorized by all requisite actions, (iii) do not and will not conflict with, contravene or violate any material provision of, or result in a material breach of or default under, or require the waiver (not already obtained) of any material provision of or the consent (not already given) of any Person under the terms of, its articles of incorporation or bylaws, or any material indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Applicant is a party or by which it is bound or to which any of its properties are subject; (iv) will not violate, conflict with, give rise to any liability under, or constitute a default under any law, regulation, order (including, without limitation, all applicable state and federal securities laws) or any other requirement of any court, tribunal, arbitrator, or Governmental Authority; and (v) will not result in the creation, imposition, or acceleration of any indebtedness or tax or any mortgage, Lien (except as otherwise contemplated in this Agreement), reservation, covenant, restriction, or other encumbrance of any nature upon, or with respect to, the Applicant or any of its properties which creation, imposition or acceleration would have a material adverse impact upon the business operations or the financial condition of the Applicant.

      Section 4.3. Binding Effect. This Agreement constitutes, and each Related Document to which the Applicant is a party when executed and delivered by each of the other parties thereto will constitute, the legal, valid and binding obligation of the Applicant enforceable against the Applicant in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, statutes or rules of general application affecting the enforcement of creditors rights or general principles of equity.

      Section 4.4. Governmental Approval. The execution, delivery and performance by the Applicant of this Agreement and the Related Documents to which the Applicant is a party and the transactions contemplated hereby and thereby do not require any further action, approval or consent of, or filing with, any Governmental Authority by or with respect to the Applicant.

      Section 4.5. Litigation. There is no action, suit, claim or proceeding pending against or affecting the Applicant, nor to the knowledge of the officers of the Applicant threatened, before any court, commission, panel, board, bureau or arbitrator or before or by any Governmental Authority and which, in any one case or in the aggregate, if determined adversely to the interests of the Applicant would (i) have a Material Adverse Effect, (ii) materially and adversely affect the ability of the Applicant to perform its obligations under this Agreement or any Related Document to which the Applicant is a party, or (iii) question the validity or enforceability of this Agreement or any Related Document to which the Applicant is a party.

      Section 4.6. Compliance with ERISA. (a) The Applicant and each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC (other than premiums due and not delinquent under Section 4007 of ERISA) or a Plan under Title IV of ERISA. The representations and warranties set forth in this Section 4.6(a) (other than as to the incurrence of any liability to a Plan under Title IV of ERISA) are made to the best of the Applicant's knowledge to the extent they apply to any Multiemployer Plan.

            (b) Neither the Applicant nor any member of the Controlled Group has incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA, and no such liability is expected to be incurred.

      Section 4.7. Official Statement. The information relating to the Applicant, the Operator or the Project, or any other information supplied by the Applicant in writing, that is contained in the Official Statement is true, correct and complete in all material respects as of the Date of Issuance.

      Section 4.8. Financial Information. The audited annual financial statements of the Applicant for the most recently completed fiscal year (such annual financial statements, including the notes thereto, hereinafter collectively called the "Financial Statements"), fairly reflect the financial condition of the Applicant as of the dates and for the periods stated. Since the dates of the Financial Statements, there has been no material adverse change in the financial condition, the business or operations of the Applicant from that set forth on the Financial Statements.

      Section 4.9. Material Liabilities. The Applicant has no material liabilities, direct or contingent, except: (i) those disclosed in the Financial Statements, and (ii) those arising in the ordinary course of business since the date of the Financial Statements which in the aggregate have no materially adverse affect on the financial condition of the Applicant.

      Section 4.10. Taxes. The Applicant has filed all required federal, state and local tax returns and have paid all taxes as shown on such returns or as assessed as such taxes have become due (except as such taxes or assessments are being contested in good faith by appropriate proceedings and for which reserves consistent with GAAP have been established on the Applicant's books). No claims have been assessed and are unpaid with respect to such taxes except as shown in the Financial Statements. The charges, accruals and reserves on the books of the Applicant in respect of taxes and other governmental charges are, in the opinion of the Applicant, adequate.

      Section 4.11. Representations and Warranties True. None of the representations or warranties made by the Applicant in this Agreement or in any Related Document contains any untrue statement of material fact or omits any material fact necessary to make the statements made not misleading.

      Section 4.12. Environmental Matters. (a) The Applicant is not subject to any Environmental Liability which could have or cause a Material Adverse Effect and the Applicant has not been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties have been identified on any current or proposed (i) National Priorities List under 40 C.F.R. Section 300, (ii)
CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

            (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, generated, stored, disposed of, managed at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Applicant, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, generated, stored, disposed of, and managed in the ordinary course of business in compliance with all applicable Environmental Requirements.

      Section 4.13. No Default. The Applicant is not in default under or in violation of any material agreement, instrument, contract or other document to which the Applicant is a party or by which any of its assets are bound.

      Section 4.14. Margin Stock. The Applicant is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying "margin stock" (as defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder). The execution, delivery and performance of this Agreement and the use of the proceeds of the Bonds or any extension of credit hereunder, do not and will not constitute a violation of said Regulations.

      Section 4.15.  Investment Company.  The Applicant is not an
"investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      Section 4.16. Public Utility Holding Company. The Applicant is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      Section 4.17. Full Disclosure. All information heretofore furnished by the Applicant to the Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Applicant to the Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Applicant has disclosed to the Bank in writing any and all facts which (to the extent the Applicant can now reasonably foresee) could have or cause a Material Adverse Effect.

      Section 4.18. Year 2000 Compliance. The Applicant and each Subsidiary has (a) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Applicant or any of its Subsidiaries (or their respective suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and as of the date of this agreement is implementing that plan in accordance with that timetable (the "Y2K Plan"). The Applicant and each Subsidiary reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

      Section 4.19. Compliance with Laws. The Applicant and its Subsidiaries' are in compliance with all applicable laws, including, without limitation, all Environmental Laws, except where any failure to comply with any such laws would not, alone or in the aggregate, have or cause a Material Adverse Effect.

                             ARTICLE V.  COVENANTS

      Section 5.1 Incorporation of Covenants. The Applicant covenants and agrees that during the term of this Agreement, unless the Bank otherwise consents in writing, the Applicant shall comply with the covenants and agreements of the Applicant set forth in Article V of the Credit Agreement as in effect on the date of this Agreement, which covenants and agreements and, for the sole purpose of giving meaning to such covenants and agreements, the definitions of the terms used in such covenants and agreements, are and shall be incorporated herein by this reference and such covenants and agreements and definitions so incorporated shall have the same force and effect as if they were individually set forth in this Agreement. If the Credit Agreement is amended subsequent to the date of this Agreement and the Bank has voted in favor of such amendment(s), such amendment(s) shall be deemed to modify the covenants and agreements as incorporated herein and shall be binding upon the Applicant and the Bank hereunder.

      Section 5.2. Year 2000 Covenant. Within five (5) Business Days after the Applicant becomes aware of any deviations from the Y2K Plan which would cause compliance with the Y2K Plan to be delayed or not achieved, the Applicant will deliver to the Bank a statement of the chief executive officer, chief financial officer, or chief technology officer of the Applicant setting forth the details thereof and the action which the Applicant is taking or proposes to take with respect thereto.

                   ARTICLE VI.  EVENTS OF DEFAULT; REMEDIES

      Section 6.1. Events of Default. Each of the following shall constitute an Event of Default hereunder:

            (a) The Applicant shall fail to pay (i) any amount payable under Section 2.5(a)(i) or Section 2.6(a) of this Agreement when due or (ii) any interest, fee or other amount payable under this Agreement within 5 Business Days after such interest, fee or other amount becomes due.

            (b) The Applicant shall fail to observe or perform any covenant or agreement contained in Sections 5.01, 5.02(ii), 5.03 to 5.15, inclusive, Sections 5.18, 5.19, 5.20, 5.22 through 5.23, inclusive, of the Credit Agreement, which Sections, among others, are incorporated by reference in this Agreement pursuant to
Article V of this Agreement.

            (c) The Applicant shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) and such failure shall not have been cured within thirty
(30) days after the earlier to occur of (i) written notice thereof has been given to the Applicant by the Bank or (ii) the Applicant otherwise becomes aware of any such failure.

            (d) Any representation, warranty, certification or statement made by the Applicant in Article IV of this Agreement or by any Guarantor in the Guaranty or by the Applicant or any Guarantor in any certificate, financial statement or other document delivered pursuant to this Agreement or the Guaranty shall prove to have been incorrect or misleading in any material respect when made (or deemed made).

            (e) The Applicant or any Subsidiary shall fail to make any payment in respect of Debt outstanding in an aggregate amount equal to or exceeding $5,000,000 when due or within any applicable grace period.

            (f) Any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding in an aggregate amount exceeding $10,000,000 of the Applicant or any Subsidiary (including, without limitation, any mandatory prepayment or "put" of such Debt to the Applicant or any Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity thereof (including, without limitation, any mandatory prepayment or "put" of such Debt to the Applicant or any Subsidiary).

            (g) The Applicant or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case oar other proceeding commenced against it, or shall make a general assignment for the benefit of creditor, or shall a general assignment for the benefit of creditor, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing.

            (h) An involuntary case or other proceeding shall be commenced against the Applicant or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of its or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Applicant or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect.

            (i) One or more of the following events shall have occurred and created a potential liability for the Applicant or any member of the Controlled Group, singularly or in the aggregate, in excess of $5,000,000: the Applicant or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans pursuant to a distress termination under Section 4041(c) of ERISA shall be filed under Title IV of ERISA by the Applicant, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated.

            (j) One or more judgments or orders for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Applicant or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of thirty (30) days.

            (k) A federal tax lien shall be filed against the Applicant under Section 6323 of the Code or a lien of the PBGC shall be filed against the Applicant or any Subsidiary under
Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of twenty-five (25) days after the date of filing.

            (l) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of fifty percent (50%) or more of the outstanding shares of the voting stock of the Applicant; or (ii) as of any date a majority of the Board of Directors of the Applicant shall consist of individuals who were not either (A) directors of the Applicant as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Applicant of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Applicant of which a majority consisted of individuals described in clause (B); or (iii) the Applicant shall cease to serve as the General Partner of Trus Joist MacMillan a Limited Partnership; or
(iv) the Applicant shall cease to beneficially own fifty-one percent (51%) or more of the ownership interests of Trus Joist MacMillan, a Limited Partnership.

            (m) The occurrence of any event, act, occurrence, or condition which the Bank determines either does or has a reasonable probability of causing a Material Adverse Effect.

      Section 6.2. Remedies. If an Event of Default occurs and is continuing hereunder, the Bank may, in its sole discretion,
(a) declare all Tender Advances and all other amounts due hereunder and all interest accrued thereon to be immediately due and payable, and upon such declaration the same shall become and be immediately due and payable, without presentment, protest or other notice of any kind, all of which are hereby waived by the Applicant, and (b) notify the Trustee of such occurrence and thereby require the Trustee immediately to declare the principal of all Bonds then outstanding and the interest accrued thereon immediately due and payable pursuant to the Indenture and (c) may pursue all remedies available to it at law, by contract, at equity or otherwise.

            No failure or delay by the Bank to exercise any right, power or privilege hereunder shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

                          ARTICLE VII.  PLEDGED BONDS

            Section 7.1. The Pledge. The Applicant and the Operator each hereby pledges, assigns, hypothecates, transfers, and delivers to the Bank all of its right, title and interest to, and hereby grant to the Bank a first lien on, and security interest in, all right, title and interest of the Applicant and the Operator in and to the following (hereinafter collectively called the "Collateral"):

            (a)   all Pledged Bonds;

            (b) all income, earnings, profits, interest, premium or other payments in whatever form in respect of the Pledged
Bonds;

            (c) all proceeds (cash and non-cash) arising out of the sale, exchange, collection, enforcement or other disposition of all or any portion of the Pledged Bonds.

The Collateral shall serve as security for the payment and performance when due of any and all duties, debts, liabilities and obligations of the Applicant and the Operator (either directly, as maker, or indirectly, as guarantor, surety, endorser or otherwise) to the Bank, whether now or hereafter existing, howsoever arising or incurred or evidenced including specifically, but without limitation, the Reimbursement Obligations and the Reimbursement Note (hereinafter collectively called the "Obligations"). The Applicant and the Operator shall deliver, or cause to be delivered, the Pledged Bonds to the Bank or to a pledge agent designated by the Bank immediately upon receipt thereof.

            Section 7.2. Remedies Upon Default. If any Event of Default shall have occurred and be continuing, the Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Applicant, the Operator or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Bank's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Bank upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Applicant or the Operator, which right or equity is hereby expressly waived or released. The Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of the Bank hereunder, including reasonable attorney's fees and legal expenses, to the payment in whole or in part of the Obligations in such order as the Bank may elect, the Applicant and the Operator remaining liable for any deficiency remaining unpaid after such application, and only after so applying such net proceeds and after the payment by the Bank of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code, need the Bank account for the surplus, if any, to the Applicant and the Operator. The Applicant and the Operator agree that the Bank need not give more than ten (10) days notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Applicant or the Operator if it has signed after Default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to the Bank in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of Georgia at that time.

            If the Bank sells any of the Collateral pursuant to this Section 7.2, the Bank agrees that it will reinstate the Letter of Credit in an amount sufficient to cover all principal and accrued interest on the Bonds so sold for up to one hundred twenty-four (124) days at twelve percent (12%) per annum (computed on the basis of a 365/366day year).

            Section 7.3. Valid Perfected First Lien. The Applicant and the Operator covenant that the pledge, assignment and delivery of the Collateral hereunder will create a valid, perfected, first priority security interest in all right, title or interest of the Applicant and the Operator in or to such Collateral, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Applicant or the Operator which would include the Collateral. The Applicant and the Operator covenant and agree that they will defend the Bank's right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever.

            Section 7.4. Release of Pledged Bonds. Pledged Bonds shall be released from the security interest created hereunder upon satisfaction of the Obligations with respect to such Pledged
Bonds.

                         ARTICLE VIII.  MISCELLANEOUS

      Section 8.1. Notices. All notices, requests and other communications to either party hereunder shall be in writing and shall be given to such party at its address set forth below or at such other address as such party may hereafter specify for the purpose by notice to the other party. Each such notice, request or other communication shall be effective (a) if given by mail five (5) days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (b) if given by any other means, when delivered at the address specified below:

            Party                         Address

      TJ International, Inc.              200 East Mallard Drive
                                          Boise, Idaho  83706
                                          Attention: Treasurer

      Wachovia Bank, N.A.                 401 Linden Street
                                          Winston-Salem, NC  27101
                                          Attention: International
                                          Operations, Standby Letters
                                          of Credit, NC 30034

      with copies to:                     Wachovia Bank, N.A.
                                          191 Peachtree Street, N.E.
                                          Atlanta, Georgia  30303
                                          Attention:  Mr. John A.
                                                      Whitner

      Section 8.2. Amendments, Consents and Waivers. No amendment or waiver of any provision of this Agreement nor any consent to any departure by the Applicant therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      Section 8.3. No Waiver; Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Section 8.4. Indemnification. The Applicant hereby indemnifies and holds harmless the Bank from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Bank may incur (or which may be claimed against the Bank by any Person) (a) by reason of any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Official Statement, or in any supplement or amendment thereto, or the omission to state therein a material fact necessary to make such statements, in the light of the circumstances under which they are or were made, not misleading; or (b) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, the Letter of Credit; provided that the Applicant shall not be required to indemnify the Bank for any such claims, damages, losses, liabilities, costs or expenses in the case of indemnification pursuant to clause (a) above, to the extent, but only to the extent, caused by any statements or information supplied by the Bank for incorporation in the Official Statement; provided further that the Applicant shall not be required to indemnify the Bank for any such claims, damages, losses, liabilities, costs or expenses in the case of indemnification pursuant to clause (b) above, to the extent, but only to the extent, caused by the willful misconduct or gross negligence of the Bank. Nothing in this Section 8.4 is intended to limit the Applicant's Reimbursement Obligations contained in Section 2.5 hereof.

      Section 8.5. Continuing Obligations. The obligations of the Applicant and the Operator under this Agreement shall continue until the later of (a) the Termination Date or (b) the date upon which all amounts due and owing to the Bank hereunder shall have been paid in full. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and inure to the benefit of and be enforceable by the parties hereto and their respective successors, transferees and assigns; provided, however, that (i) neither the Applicant nor the Operator may assign all or any part of this Agreement without the prior written consent of the Bank and (ii) the obligations of the Applicant pursuant to Section 8.4 hereof shall survive the termination of this Agreement.

      Section 8.6.  Waiver of Right of Set-Off; Limitation on
Collateral.

            (a) The Bank hereby irrevocably waives any banker's lien or right of set-off that it may have at law or otherwise in order to appropriate and apply to the payment of any and all of the obligations of the Applicant now or hereafter existing in respect of the Reimbursement Obligations of the Applicant set forth in this Agreement, any balances, credits, deposits, accounts or moneys of the Applicant at any time with the Bank when and if there shall be a drawing under the Letter of Credit (or as a result thereof) during the pendency of any proceeding by or against the Applicant seeking relief in respect of the Applicant under Title 11 of the United States Code, as now constituted or hereafter amended; provided, however, that such waiver shall not be operative if (i) it has been determined by the court in such proceeding that the exercise of the Bank's right of set-off or banker's lien will not lead to the Bank's being released, prevented, enjoined or restrained, permanently, preliminarily or temporarily, from fulfilling its obligations under the Letter of Credit and (ii) the exercise of such banker's lien or right of set-off would not constitute any payment (including pursuant to the Letter of Credit) to the Trustee a voidable preference payment under federal bankruptcy law then in effect.

            (b) The Bank agrees that, except as to its security interest in Pledged Bonds, it will not at any time accept any collateral as security for the payment of the Reimbursement Obligations of the Applicant or the Operator set forth in this Agreement unless provision is made prior to or simultaneously with the taking of such collateral security by the Bank for an equal and ratable security interest in such collateral security to be granted to the Trustee for the benefit of the holders from time to time of the Bonds.

            (c) The Bank agrees that any payments under the Letter of Credit will be made with the Bank's own funds and not with funds of the Issuer, the Applicant or the Operator.

      Section 8.7. Limited Liability of the Bank. The Applicant agrees to assume all risk of the acts or omissions of the Trustee and any transferee of the Letter of Credit with respect to its use of the Letter of Credit. Neither the Bank nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of the Letter of Credit or for any acts or omissions of the Trustee and any beneficiary or transferee in connection therewith; (b) the validity, or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged; or (c) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit, except only that the Applicant shall have a claim against the Bank, and the Bank shall be liable to the Applicant, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Applicant which the Applicant proves were caused by (i) the Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms thereof or (ii) the Bank's willful failure to pay under the Letter of Credit after the presentation to it by the Trustee (or a successor trustee under the Indenture to whom the Letter of Credit has been transferred in accordance with its terms) of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

      Section 8.8. Costs, Expenses and Taxes. The Applicant agrees to pay on demand all reasonable out-of-pocket expenses of the Bank, including fees and disbursements of counsel, in connection with: (a) the preparation, execution, delivery, filing and administration of this Agreement, the Letter of Credit, the Related Documents and otherwise in connection with the issuance of the Bonds, (b) any amendments, supplements, consents or waivers hereto or thereto, and (c) the enforcement of this Agreement, the Bonds, the Letter of Credit and the Related Documents and any other documents which may be delivered in connection herewith or therewith. In addition, the Applicant shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement and such other documents and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. It is the intention of the parties hereto that the Applicant shall pay amounts referred to in this Section directly. In the event the Bank pays any of the amounts referred to in this Section directly, the Applicant will reimburse the Bank for such advances and interest on such advance shall accrue until reimbursed at the Default Rate.

      Section 8.9. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

      Section 8.10.  Governing Law.  This Agreement shall be
governed by, and construed and interpreted in accordance with, the laws of the State of Georgia.

      Section 8.11. Consent to Jurisdiction. The Applicant irrevocably submits to the jurisdiction of any Georgia State or federal court sitting in said State over any suit, action, or proceeding arising out of or relating to this Agreement. The Applicant irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that any such suit, action, or proceeding has been brought in an inconvenient forum.

      Section 8.12. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                    TJ INTERNATIONAL, INC.


                                    By:   /s/  Richard B. Drury   (SEAL)
                                           ----------------------------
                                    Name:  Richard B. Drury
                                    Title:    Corporate Secretary &
                                                Treasurer


                                    TRUS JOIST MACMILLAN A
                                    LIMITED PARTNERSHIP

                                    By:   TJ International, Inc., its
                                          sole General Partner


                                          /s/  Richard B. Drury  (SEAL)
                                          --------------------------
                                          Name:     Richard B. Drury
                                          Title:    Corporate Secretary
                                                      & Treasurer



             [Execution by the Bank appears on the following page]

                                    WACHOVIA BANK, N.A.




                                    By:   /s/  J. S. Wright  (SEAL)
                                    ---------------------------------
                                    Name:  Jessica S. Wright
                                    Title:    Vice President

                                    ANNEX I

                    IRREVOCABLE DIRECT-PAY LETTER OF CREDIT

                                   Date: December 1, 1998
                                   LETTER OF CREDIT NO. LC____________


Bank One Trust Company, N. A.
Bank One Tower
400 Texas Street, 7th Floor
Shreveport, LA 71101

Dear Sirs:

      SECTION 1. At the request and for the account of our customer TJ International, Inc. (the "Borrower"), on whose behalf the Parish of Natchitoches, State of Louisiana (the "Issuer") has issued its Variable Rate Demand Refunding Bonds (Trus Joist Corporation Project) Series 1988 (the "Bonds") pursuant to a trust indenture dated as of September 1, 1988 (including all amendments and supplements thereto, the "Indenture") by and between the Issuer and Bank One Trust Company, N.A., formerly known as The First National Bank of Shreveport, as Premier Bank, National Association and as Bank One Louisiana, N. A., as trustee and paying agent (the "Trustee" and "Paying Agent"), Wachovia Bank, N.A. (the "Bank"), does hereby establish in your favor, as Paying Agent under the Indenture, this Irrevocable Direct-Pay Letter of Credit in the aggregate amount of TEN MILLION FOUR HUNDRED SEVEN THOUSAND SIX HUNDRED SEVENTY-ONE DOLLARS ($10,407,671) (hereinafter, as reduced or reinstated from time to time in accordance with the provisions hereof, the "Stated Amount") of which an amount not exceeding TEN MILLION DOLLARS ($10,000,000) (as reduced from time to time in accordance with the terms hereof, the "Principal Component") may be drawn upon with respect to payment of the unpaid principal amount or the portion of the Purchase Price, as hereinafter defined, corresponding to the unpaid principal amount of the Bonds and an initial amount not exceeding FOUR HUNDRED SEVEN THOUSAND SIX HUNDRED SEVENTY-ONE DOLLARS ($407,671) (as reduced or reinstated from time to time in accordance with the terms hereof, the "Interest Component") may be drawn upon with respect to payment of interest accrued and unpaid or the portion of the Purchase Price corresponding to interest accrued and unpaid on the Bonds on or prior to their stated maturity date, but in no event more than the actual interest accrued and unpaid, at an interest rate on the Bonds of 12% per annum (calculated on the basis of a 365/366-day year) for the 124 days' immediately preceding any Drawing made with respect to the Bonds to and including the Conversion Date (as defined in the Indenture) with respect to such Bonds; provided, however, that the amount of the Principal Component or Interest Component which may be drawn with respect to the Bonds shall not exceed the initial aggregate principal amount of the Bonds or the maximum amount available for an interest drawing with respect to the Bonds.

      SECTION 2. This Letter of Credit shall expire at 4:00 p.m. local time in Winston-Salem, North Carolina, on the date (the "Termination Date") which is the earliest of: (i) December 5, 2001, unless extended in accordance with Section 2.2(b) of the Reimbursement and Security Agreement dated as of November 1, 1998 (the "Reimbursement Agreement") among the Borrower, Trus Joist MacMillan a Limited Partnership (the "Operator") and the Bank (the "Scheduled Expiration Date"), (ii) the date of payment of a Principal Component Drawing which when added to all other Principal Component Drawings honored hereunder and not subject to reinstatement in the aggregate equals the initial amount of the Principal Component of the Stated Amount (a "Final Payment Drawing"), (iii) the first Business Day which is fifteen (15) calendar days after the date of receipt of notice from us by the Trustee stating that an Event of Default has occurred under the Reimbursement Agreement and directing the Trustee to declare the principal amount of all Bonds then outstanding and interest accrued thereon immediately due and payable pursuant to the Indenture, (iv) the first Business Day that is fifteen (15) calendar days after our receipt of a certificate signed by one purporting to be your duly authorized officer in the form of Exhibits F or G ("Termination Certificates") attached hereto, appropriately completed stating that this Letter of Credit shall terminate with respect to the Bonds on the first Business Day which is fifteen (15) calendar days after the date of receipt of said notice, or (v) the date when you surrender this Letter of Credit to the Bank for cancellation. You agree to surrender this Letter of Credit to the Bank, and not to make any Drawing, after
(a) the Expiration Date, or (b) the date on which there are no Bonds outstanding under the Indenture.

      SECTION 3. Funds under this Letter of Credit will be made available to you against receipt by us of a sight draft in the form attached hereto as Exhibit I, together with the following items, at the time required below: (A) if the Drawing is being made with respect to payment of the principal portion of the Purchase Price of the Bonds pursuant to Sections 210, 211, 214 and 215 of the Indenture (an "A Drawing"), receipt by us of your written certificates in the form of Exhibit A and Exhibit D attached hereto appropriately completed and signed by one purporting to be your duly authorized officer; (B) if the Drawing is being made with respect to the principal of the Bonds due on a principal payment date or upon maturity, acceleration or redemption (a "B Drawing"), receipt by us of your written certificate in the form of Exhibit B attached hereto appropriately completed and signed by one purporting to be your duly authorized officer; (C) if the Drawing is being made with respect to the payment of the interest portion of the Purchase Price of the Bonds, if any, or to pay interest due on an interest payment date or upon maturity, acceleration or redemption of the Bonds (a "C Drawing"), receipt by us of your written certificate in the form of Exhibit C attached hereto appropriately completed and signed by one purporting to be your duly authorized officer. "Drawing" as used herein shall mean an "A Drawing," "B Drawing" or "C Drawing" as the context may require.

      SECTION 4. If a Drawing is made by you hereunder at or prior to 11:00 A.M., Winston-Salem, North Carolina time, on a Business Day (as defined herein), and provided that such Drawing and the documents and other items presented in connection therewith are in strict conformance with the terms and conditions hereof, payment shall be made to you or your designee, of the amount specified, in immediately available funds, not later than 3:00 P.M., Winston-Salem, North Carolina time, on the same Business
Day or not later than 1:00 P.M., Winston-Salem, North Carolina time, on such later Business Day, as you may specify. If a Drawing is made by you hereunder after 11:00 A.M., Winston-Salem, North Carolina time, on a

Business Day and provided that such Drawing and the documents and other items presented in connection therewith are in strict conformance with the terms and conditions hereof, payment shall be made to you or your designee, of the amount specified, in immediately available funds, not later than 1:00 P.M., Winston-Salem, North Carolina time, on the next succeeding Business Day or not later than 1:00 P.M., Winston-Salem, North Carolina time, on such later Business Day as you may specify.

      Payment under this Letter of Credit will be made by wire transfer of Federal Funds into any account at the Paying Agent.
The Bank agrees to honor all Drawings under this Letter of Credit with its own funds and not with any funds of the Borrower.

      SECTION 5. Demands for payment hereunder honored by us shall not, in the aggregate, exceed the Stated Amount, as the Stated Amount may have been increased, reduced or reinstated by us as herein provided. Subject to the preceding sentence, each "A Drawing" or "B Drawing" honored by the Bank hereunder shall pro tanto reduce the Principal Component and each "C Drawing" honored by the Bank hereunder shall pro tanto reduce the Interest Component, and any such reduction shall result in a corresponding reduction in the Stated Amount, it being understood that after the effectiveness of any such reduction you shall no longer have any right to make a Drawing hereunder in respect of the amount of such principal and/or interest on the Bonds or the payment of the Purchase Price corresponding thereto causing or corresponding to such reduction unless the amount of such Drawing is subject to reinstatement and has been reinstated as provided in Paragraph 7 of this Letter of Credit.

      SECTION 6. Upon receipt by us of a certificate in the form of Exhibit E (a "Reduction Certificate") attached hereto appropriately completed and signed by one purporting to be your duly authorized officer the Stated Amount, the Principal Component and the Interest Component will be reduced to the amounts set forth therein. If the amount available hereunder shall be so reduced or, if the amount available hereunder shall be reduced pursuant to Paragraph 5 of this Letter of Credit, we may require you to surrender this Letter of Credit to us on the tenth Business Day after prior written notice by us to you and to accept on such date, in substitution for this Letter of Credit, an irrevocable direct-pay letter of credit, dated such date, for an amount equal to the amount to which the amount available to be drawn hereunder shall have been so reduced, but otherwise in a form and having terms identical to this Letter of Credit.

      SECTION 7. The amount of Drawings made hereunder with respect to the Borrower for which such Drawings have been made will be reinstated by us under this Letter of Credit to the amount of such Drawings under the following conditions:

      a. With respect to our honoring an "A Drawing," the Stated Amount shall be automatically reinstated in the amount of said Drawing as to the Principal Component and, if applicable, the Interest Component (subject to any reduction in said amounts as provided in the first paragraph of Paragraph 6) unless you shall have received, on or prior to the close of business on the tenth Business Day after any payment in respect of an "A Drawing," a notice from us stating that an Event of Default has occurred under the Reimbursement Agreement and directing the Trustee to declare the principal amount of all Bonds then outstanding and interest accrued thereon immediately due and payable pursuant to the Indenture.

      b. With respect to our honoring a "C Drawing," the amount of said Drawing will automatically be reinstated in the amount of such Drawing (subject to any reduction in said Interest Component as above provided in the first paragraph of Paragraph 6) unless you shall have received, on or prior to the close for business on the tenth Business Day after any payment in respect of a "C Drawing," a notice from us stating that an Event of Default has occurred under the Reimbursement Agreement and directing the Trustee to declare the principal amount of all Bonds then outstanding and interest accrued thereon immediately due and payable pursuant to the Indenture.

      SECTION 8. Only the Paying Agent may make a Drawing under this Letter of Credit. Upon the payment to you, your account, your designee or the account of your designee of the amount demanded pursuant to presentation of a sight draft and accompanying certifications, we shall be fully discharged of our obligation under this Letter of Credit with respect to payment of the amount demanded and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such demand for payment to you or any other person who may have made to you or makes to you a demand for payment of principal of, premium, if any, Purchase Price of, or interest on, any Bond. By paying to you an amount demanded in accordance herewith, we make no representation as to the correctness of the amount demanded or your calculations and representations on the certificates required of you by this Letter of Credit.

      If your sight draft and accompanying Exhibits are not, in any instance, in strict conformance with the terms and conditions of this Letter of Credit, we shall give you prompt notice that the purported negotiation was not effected in accordance with this Letter of Credit, stating the reasons therefor and that we are holding any documents at your disposal or are returning them to you, as we may elect. Upon being notified that the purported negotiation was not effected in conformity with this Letter of Credit, you may attempt to correct any such nonconforming sight draft and accompanying Exhibits if, and to the extent that, you are entitled (without regard to the provisions of this sentence) and able to do so.

      SECTION 9. Upon receipt of your Reduction Certificate by the Bank, the Stated Amount of this Letter of Credit shall be permanently reduced as provided in such Reduction Certificate. Upon receipt of your Termination Certificate in the form of Exhibit F by the Bank this Letter of Credit shall be surrendered for cancellation in accordance with its terms.

      SECTION 10. All demands for payment, Bonds and certificates to be presented to the Bank hereunder, as well as all communications to the Bank in respect of this Letter of Credit, shall be in writing and shall be timely delivered in writing or by tested telex or identifiable telecopy confirmed in writing to the address shown at the foot hereof or at such other address as may be designated by us in a written notice delivered to you and shall make specific reference to Wachovia Bank, N. A. Irrevocable Direct-Pay Letter of Credit No. LC________, Attention: Standby Letter of Credit Unit re: TJ International, Inc.

      SECTION 11. As used herein (a) "Purchase Price" shall mean the principal amount of, together with accrued interest, if any, on, any Bonds to be purchased with proceeds of an "A Drawing" and, if applicable, a "C Drawing;" (b) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banks located in the city in which the principal office of the Trustee or the office of the Bank at which drawing documents are required to be presented under this Letter of Credit are required or authorized to close, or on which the New York Stock Exchange is closed, (c) "Payment Date" shall mean any day on which the principal of premium, if any, and interest on the Bonds shall be due on or prior to their stated maturity or as a result of acceleration or redemption; (d) "Purchase Payment Date" shall mean any day on which the Purchase Price of the Bonds shall be due and payable.

      SECTION 12. This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500 or any successor publication which may be in effect from time to time (the "UCP"), except that Article 41 of the UCP or any successor Article which is substantially similar shall not be included in the reference to the UCP. This Letter of Credit shall be deemed to be a contract made under the laws of the State of Georgia and shall, as to matters not governed by the UCP, be governed by and construed in accordance with the laws of the State of Georgia.

      SECTION 13. Notwithstanding anything in the UCP to the contrary, and particularly Article 54 thereof or any successor Article which is substantially similar, this Letter of Credit may be successively transferred in its entirety (but not in part). Transfer of the available Drawing(s) under this Letter of Credit to such transferee shall be effected by the presentation to us at our address set forth at the foot of this Letter of Credit accompanied by the transfer form attached hereto as Exhibit H (a "Transfer Demand") appropriately completed and the payment to the Bank of its customary transfer fee.

      SECTION 14. This Letter of Credit is intended to remain in full force and effect until it expires in accordance with its terms. Any failure by you or any successor paying agent to draw upon this Letter of Credit with respect to any payment of principal of or interest with respect to the Bonds in accordance with the terms and conditions of the Indenture shall not cause this Letter of Credit to be unavailable for any future drawing in accordance with the terms and conditions of the Indenture.

      SECTION 15. This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds), except only the sight draft and Exhibits referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such sight draft and Exhibits.

                                    Very truly yours,

                                    WACHOVIA BANK, N. A.


                                    By:
                                          ----------------------------
                                          Authorized Officer

                                    Delivery Address:
                                    401 Linden Street
                                    Winston-Salem, North Carolina 27101
                                    Attention: International
                                          Operations, Standby Letter of
                                          Credit Unit, NC30034
                                    Telecopier No. (336) 735-0950
                                    Telephone No. (336) 735-3367

                                                            EXHIBIT A

                  PAYING AGENT'S CERTIFICATE FOR "A DRAWING"

      The undersigned, a duly authorized officer of ____________, as Paying Agent (the " Paying Agent"), hereby certifies to Wachovia Bank, N. A. (the "Bank"), with reference to Irrevocable Direct-Pay Letter of Credit No. LC_________ (the "Letter of Credit") issued by the Bank in favor of the Paying Agent under the Indenture, that:

      SECTION 1.  The Paying Agent is the Paying Agent under the
Indenture for the owners of the Bonds.

      SECTION 2. Pursuant to Section __________ of the Indenture, the Paying Agent has concurrently herewith presented its sight draft drawn on you in the amount of $____________. The Paying Agent is making a Drawing under the Letter of Credit with respect to paying of the Purchase Price on the Bonds to be purchased pursuant to Section ________ of the Indenture.

      SECTION 3. The amount demanded hereby is $ __________.
Such amount represents the principal portion in the amount of $ __________ of the Purchase Price of the Bonds tendered or deemed tendered to the Paying Agent pursuant to Section _________ of the Indenture, less the proceeds of the remarketing of such Bonds. Said amount does not exceed the amount permitted to be drawn under the Letter of Credit in accordance with the Letter of Credit and the Indenture.

      SECTION 4. The amount demanded hereby does not include any amount in respect of the purchase of any Pledged Bonds (as defined in the Reimbursement Agreement) or any Bonds registered in the name of the Borrower or the Operator.

      Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit.

      IN WITNESS WHEREOF, the Paying Agent has executed and
delivered this Certificate as of the _____ day of __________, 19
___.

                              ---------------------------------
                              as Paying Agent

                              By:
                                ------------------------------

                              Title:
                                    --------------------------

                                                            EXHIBIT B


                  PAYING AGENT'S CERTIFICATE FOR  "B DRAWING"


      The undersigned, ____________________, as Paying Agent (the "Paying Agent"), hereby certifies to Wachovia Bank, N. A. (the "Bank"), with reference to Irrevocable Direct-Pay Letter of Credit No. LC____________ (the "Letter of Credit") issued by the Bank in favor of the Paying Agent under the Indenture, that:

      SECTION 1. The Paying Agent is the Paying Agent under the
Indenture for the owners of the Bonds, and the person executing this Certificate on behalf of the Paying Agent is a duly authorized officer of the Paying Agent.

      SECTION 2. Pursuant to Section ____ of the Indenture, the Paying Agent has concurrently presented its sight draft drawn on you in the amount of $__________. The Paying Agent is making a Drawing under the Principal Component of the Letter of Credit with respect to paying of principal on the Bonds which amount has, or will within two (2) Business Days, become due and payable pursuant to the applicable Indenture, on or prior to their stated maturity or as a result of acceleration or redemption of the Bonds.

      SECTION 3. The amount demanded hereby is $ __________. Said amount does not exceed the amount permitted to be drawn under the Letter of Credit in accordance with the Letter of Credit and the Indenture.

      SECTION 4. The amount demanded hereby does not include any amount in respect of the payment of principal on any Pledged
Bonds (as defined in the Reimbursement Agreement) or Bonds registered in the name of the Borrower or the Operator.

      SECTION 5. Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the principal amount owing on the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

      SECTION 6. The Principal Component available under the Letter of Credit (immediately prior to the Drawing requested hereby and taking into account any other Drawing previously or concurrently requested by the Paying Agent which has not been paid or rejected by the Bank prior to the time of presentation of this Certificate and assuming no subsequently presented Drawing is honored prior to the time of payment of this Drawing) is $ ____________. After payment of the Drawing requested hereby (and any other Drawing previously or concurrently requested by the Paying Agent which has not been paid or rejected by the Bank prior to the time of presentation of this Certificate and assuming no subsequently presented Drawing is honored prior to the time of payment of this Drawing), the Principal Component will be $ __________.

      SECTION 7. [The amount of the Drawing requested to pay the Principal Component of the Bonds for an optional redemption pursuant to Section [ __________ ]* of the Indenture does not exceed the amount deposited with the Paying Agent for reimbursement to the Bank for the Drawing to pay such optional redemption. ]* OR [The amount of the Drawing requested to pay the Principal Component of the Bonds for mandatory redemption is being made pursuant to Section [ __________]* of the Indenture. ]

      Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit.

      IN WITNESS WHEREOF, the Paying Agent has executed and
delivered this Certificate as of the ____ day of __________, 19
___.



                              ----------------------------
                              as Paying Agent



                              By:
                                 --------------------------
                              Title:
                                    -----------------------


*Strike inapplicable language.

                                                            EXHIBIT C


                  PAYING AGENT'S CERTIFICATE FOR "C DRAWING"

      The undersigned, _____________________________, as Paying
Agent (the "Paying Agent"), hereby certifies to Wachovia Bank, N.
A. (the "Bank"), with reference to Irrevocable Direct-Pay Letter of Credit No. LC_____________ (the "Letter of Credit") issued by the Bank in favor of the Paying Agent under the Indenture, that:

      SECTION 1. The Paying Agent is the Paying Agent under the
Indenture for the owners of the Bonds and the person executing this Certificate on behalf of the Paying Agent is a duly authorized officer of the Paying Agent.

      SECTION 2. Pursuant to Section [ __________]* of the Indenture, the Paying Agent has concurrently presented its sight draft drawn on you in the amount of $ __________. The Paying Agent is making a Drawing under the Interest Component of the Letter of Credit with respect to payment of interest due on the Bonds identified below on a [ Payment Date or a Purchase Payment Date]* for payment of the accrued interest portion of the Purchase Price of the Bonds identified below or the accrued interest to be paid on the Bonds on or prior to their stated maturity or as a result of the acceleration or redemption of the Bonds, which amount has, or will within two (2) Business Days, become due and payable pursuant to the Indenture.

      SECTION 3. The amount demanded hereby is $ __________. Said amount does not exceed the amount permitted to be drawn under the Letter of Credit in accordance with the Letter of Credit and the Indenture.

      SECTION 4. The amount demanded hereby does not include any amount in respect of the payment of interest or in respect of the payment of the accrued interest portion of the purchase price of Pledged Bonds (as defined in the Reimbursement Agreement) or Bonds registered in the name of the Borrower or the Operator.

      SECTION 5. Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will either (i) apply the same directly to the payment when due of the accrued interest portion of the Purchase Price of the Bonds or to the payment when due of the interest accrued and owing on the Bonds pursuant to the Indenture, (ii) pay such amounts directly to the Paying Agent, (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

      SECTION 6. The Interest Component available under the Letter of Credit (immediately prior to the Drawing requested hereby and taking into account any other Drawing previously or concurrently requested by the Paying Agent which has not been paid or rejected by the Bank prior to the time of presentation of this Certificate and assuming no subsequently presented Drawing is honored prior to the time of payment of this Certificate) is $____________.

      SECTION 7. After payment of the Drawing requested hereby (and any other Drawing previously or concurrently requested by the Paying Agent which has not been paid or rejected by the Bank prior to the time of presentation of this Certificate and assuming (a) no subsequently presented Drawing is honored prior to the time of payment of this Drawing, and (b) reinstatement of the Interest Component in accordance with the terms of the Letter of Credit) the Interest Component will be $_____________.

      SECTION 8. [The amount of the Drawing requested to pay the Interest Component of the Bonds for an optional redemption pursuant to Section __________ of the Indenture does not exceed the amount deposited with the Paying Agent for reimbursement to the Bank for the Drawing to pay such optional redemption.]*

      Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit.

      IN WITNESS WHEREOF, the Paying Agent has executed and delivered this certificate as of the _____ day of __________, 19____.


                              -------------------------------
                              as Paying Agent



                              By:
                                 ----------------------------
                              Title:
                                    ----------------------

* Strike inapplicable language

                                                            EXHIBIT D


            PAYING AGENT'S CERTIFICATE FOR RECEIPT OF PLEDGED BONDS

      The undersigned, a duly authorized officer of _______________________ (the "Paying Agent"), hereby certifies to Wachovia Bank, N. A. (the "Bank"), with reference to the Irrevocable Direct-Pay Letter of Credit No. LC__________ (the "Letter of Credit") issued by the Bank in favor of ____________________, as Paying Agent, that the Paying Agent has received and is holding as agent for the Bank under the terms of the Reimbursement and Security Agreement, dated as of November 1, 1998 among TJ International, Inc., Trus Joist MacMillan a Limited Partnership, and the Bank, Bonds in the principal amount of $ _________, which amount represents the amount of the principal portion of the Bonds drawn upon the Letter of Credit pursuant to the "A Drawing" presented to you concurrently herewith.

      Any capitalized term used herein and not defined shall have the respective meaning as set forth in the Letter of Credit.

      IN WITNESS WHEREOF, the Paying Agent has executed and
delivered this certificate as of the ____ day of __________, 19
__.


                                    --------------------------------
                                    as Paying Agent

                                    By:
                                        ----------------------------

                                    Title:
                                          ----------------------------

                                                            EXHIBIT E


                    PAYING AGENT'S CERTIFICATE OF REDUCTION
                         OF AMOUNT OF LETTER OF CREDIT

      The undersigned, _____________________, as Paying Agent (the "Paying Agent"), hereby certifies to Wachovia Bank, N. A. (the "Bank"), with reference to Irrevocable Direct-Pay Letter of Credit No. LC__________ (the "Letter of Credit") issued by the Bank in favor of the Paying Agent under the Indenture, that:

      SECTION 1.  The Paying Agent is the Paying Agent under the
Indenture for the owners of the Bonds and the person executing this Certificate on behalf of the Paying Agent is a duly authorized officer of the Paying Agent.

      SECTION 2. The Paying Agent hereby notifies you that on or prior to the date hereof $ ________ principal amount of the Bonds have been redeemed, defeased or converted to the Fixed Rate pursuant to the Indenture.

      SECTION 3. Following the redemption, the defeasance or the conversion to the Fixed Rate of the Bonds, the aggregate principal amount of Bonds outstanding is $ _____________.

      SECTION 4. The maximum amount required for an interest
Drawing on the Bonds referred to in paragraph 3 above is $
_______.

      SECTION 5. The amount available to be drawn by the Paying Agent under the Letter of Credit in respect of accrued and unpaid interest on the Bonds or the portion of the Purchase Price of the Bonds equal to accrued and unpaid interest is reduced to $ _______ (such amount being equal to the amount specified in paragraph 4 above) upon receipt by the Bank of this Certificate.

      SECTION 6. The Stated Amount of the Letter of Credit is reduced to $ ________ (such amount being equal to the sum of the amounts specified in paragraphs 3 and 4 above) upon receipt by the Bank of this Certificate, of which amount $ _______ (the amount specified in paragraph 3 above) constitutes the revised Principal Component and $ ______________ (the amount specified in paragraph 4 above) constitutes the revised Interest Component.

      Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit.

      IN WITNESS WHEREOF, the Paying Agent has executed and delivered this Certificate as of the ______ day of __________, 19___.

                              -------------------------------
                              as Paying Agent

                              By:
                                 ----------------------------
                              Title:
                                    ----------------------

                                                            EXHIBIT F

                PAYING AGENT'S CERTIFICATE FOR TERMINATION OF
                        LETTER OF CREDIT (ACCEPTANCE OF
                         SUBSTITUTE LETTER OF CREDIT)

      The undersigned, __________________________ as Paying Agent (the "Paying Agent"), hereby certifies to Wachovia Bank, N. A. (the "Bank"), with reference to Irrevocable Direct-Pay Letter of Credit No. LC__________ (the "Letter of Credit") issued by the Bank in favor of the Paying Agent, that:

      SECTION 1. The Paying Agent is the Paying Agent under the
Indenture for the owners of the Bonds and the person executing this Certificate on behalf of the Paying Agent is a duly authorized officer of the Paying Agent.

      SECTION 2. The conditions precedent to the acceptance of an "Alternate Credit Facility" set forth in the Indenture have been satisfied.

      SECTION 3.  As Paying Agent under the Indenture, the Paying
Agent has received an "Alternate Credit Facility."

      SECTION 4. Upon receipt by the Bank of this Certificate the Letter of Credit shall terminate with respect to the Bonds on the first Business Day which is fifteen (15) calendar days after the date of receipt of this notice, all as provided in clause (iv) of paragraph 2 of the Letter of Credit.

      Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit.

      IN WITNESS WHEREOF, the Paying Agent has executed and delivered this Certificate as of the _____ day of ______________, 19____.

                              -------------------------------
                              as Paying Agent


                              By:
                                 ----------------------------
                              Title:
                                    ----------------------

                                                      EXHIBIT G


                 PAYING AGENT'S CERTIFICATE FOR TERMINATION OF
                  LETTER OF CREDIT (NO BONDS OUTSTANDING OR
                   CONVERSION OF ALL BONDS TO FIXED RATE OR
                      EXPIRATION OF THE LETTER OF CREDIT)

      The undersigned, ____________________, as Paying Agent (the "Paying Agent"), hereby certifies to Wachovia Bank, N. A. (the "Bank"), with reference to Irrevocable Direct-Pay Letter of Credit No. LC_____________ (the "Letter of Credit") issued by the Bank in favor of the Paying Agent, that:

      SECTION 1. The Paying Agent is the Paying Agent under the
Indenture for the owners of the Bonds and the person executing this Certificate on behalf of the Paying Agent is a duly authorized officer of the Paying Agent.

      SECTION 2. [No Bonds remain outstanding under the Indenture]* OR [ All Bonds remaining outstanding under the Indenture have been converted to the Fixed Rate as of ________, ____________________ (the "Final Fixed Rate Date")]* OR [The
Expiration Date of the Letter of Credit will occur on ________________, _______] the date which is 123 days after the
Final Fixed Rate Date or Expiration Date ]*.

      SECTION 3. Upon receipt by the Bank of this Certificate the Letter of Credit shall terminate as provided in the Letter of Credit.

      Any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit.

      IN WITNESS WHEREOF, the Paying Agent has executed and delivered this Certificate as of the _____ day of ________________, 19 _____.


                              --------------------------------
                              as Paying Agent

                                    By:
                                  ----------------------------
                              Title:
                                     -------------------------

* Strike inapplicable language.

                                                            EXHIBIT H


                                TRANSFER DEMAND


Wachovia Bank, N. A.
401 Linden Street
Winston-Salem, North Carolina 27101

Attn:   International Operations, Standby Letters of Credit,
NC30034

      Re:   Wachovia Bank, N. A. Irrevocable Direct-Pay Letter of
Credit            No.LC__________

Gentlemen:

      For value received, the undersigned beneficiary hereby irrevocably transfers to:

                  (Name of Transferee)
                  (Address)

all rights of the undersigned beneficiary to draw under the above
Letter of Credit in its entirety. The transferee has succeeded the undersigned as Paying Agent under the Indenture (as defined in the Letter of Credit).

      By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments, whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

      The Letter of Credit is returned herewith, and we ask you to endorse the transfer on the reverse thereof and forward it directly to the transferee with your customary notice of transfer.

                                    Very truly yours,

Signature Authenticated


                                    -------------------------------
-----------------------             Signature of Beneficiary
(Authorized Signature)

      We certify that we have succeeded (name of beneficiary) as Paying Agent under the Indenture (as defined in the Letter of Credit).

Signature Authenticated



-----------------------             ----------------------------
(Authorized Signature)              Signature of Transferee

                                                            EXHIBIT I


                              FORM OF SIGHT DRAFT

Wachovia Bank, N. A.
401 Linden Street
Winston-Salem, North Carolina 27101

Attn:       International Operations, Standby Letters of Credit,
NC30034

      This sight draft is presented to you for the amount of $
__________ for the purposes set forth in the accompanying
Certificate.


                              -------------------------------------
                              as Paying Agent for the Parish of
                              Natchitoches, State of Louisiana
                              Variable Rate Demand Refunding Bonds
                              (Trus Joist Corporation Project)
                              Series 1988


                              By:
                                 ----------------------------------
                              Title:
                                    ----------------------------

                                   ANNEX II


                                                      November 1, 1998


                                PROMISSORY NOTE


      1. FOR VALUE RECEIVED, the undersigned, TJ INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware (the "Applicant"), promises to pay to the order of WACHOVIA BANK, N.A. (the "Bank"), at the office of the Bank at 191 Peachtree Street, N.E., Atlanta, Georgia 30303, or at such other place as the Bank hereafter may direct in writing, in legal tender of the United States of America, the principal sum of TEN MILLION AND NO/100'S DOLLARS ($10,000,000) or so much thereof as may be disbursed and remain outstanding from time to time hereafter as Tender Advances (as defined below) on the Termination Date (as defined below) with interest thereon (computed on the daily outstanding principal balance, for the actual number of days outstanding, and on the basis of a 360-day year) on each advance made hereunder from date of advance until paid in full at a rate per annum equal to the Prime Rate (as defined below), with any change in such interest rate resulting from a change in the Prime Rate to become effective as of the opening of business on each date on which such change in the Prime Rate has occurred. Each Tender Advance may be endorsed on the schedule attached hereto and by this reference incorporated herein by the Bank (provided, however, that any failure by the Bank to make any such endorsement shall not limit, modify or affect the obligations of the Applicant hereunder). Accrued interest on the unpaid principal balance hereof from time to time outstanding shall be due and payable (a) on each Payment Date (as defined below), and (b) upon payment or prepayment of any Tender Advance (but only on the principal so paid or prepaid), and (c) at maturity. All principal hereunder shall be due and payable on the Termination Date.

      2. This Promissory Note evidences borrowings under, is subject to and secured by, and shall be paid and enforced in accordance with, the terms of that certain Reimbursement and Security Agreement dated as of November 1, 1998 among the Bank, the Applicant and Trus Joist MacMillan a Limited Partnership (hereinafter, as it may be amended or supplemented from time to time, called the "Reimbursement Agreement"), the terms and provisions of which are hereby incorporated herein by reference and made a part hereof, and is the "Reimbursement Note" as that term is defined in Article I of the Reimbursement Agreement. The Reimbursement Agreement relates to the $10,000,000 Parish of Natchitoches, State of Louisiana Variable Rate Demand Refunding Bonds (Trus Joist Corporation Project) Series 1988.

      3. Nothing herein shall limit any right granted to the Bank by any other instrument or by law or equity.

      4. The Applicant hereby waives demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be provided for in the Reimbursement Agreement.

      5. The Applicant may prepay any Tender Advance at any time or from time to time without penalty or premium, provided that the Applicant shall give the Bank notice of each prepayment as set forth in the Reimbursement Agreement.

      6. The Applicant agrees, in the event that this Promissory Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys' fees.

      As used herein, the terms "Tender Advances", "Termination
Date", "Prime Rate" and "Payment Date" shall have the same meaning given each such term in Article I of the Reimbursement
Agreement.

      IN WITNESS WHEREOF, the Applicant has caused this Promissory Note to be duly executed under seal as of the day and year first above written.

                              TJ INTERNATIONAL, INC.



                              By:
                                 ------------------------------
                              Title:
                                     --------------------------

                                   SCHEDULE



                           AMOUNT OF                     PAYMENT
      DATE              TENDER ADVANCE                OR REPAYMENT
-----------------------------------------------------------------

                                   ANNEX III

                              GUARANTY AGREEMENT

      GUARANTY AGREEMENT (this "Agreement" or this "Guaranty") dated as of November 1, 1998, among each Subsidiary listed on the signature pages hereto (each such Subsidiary individually, a "Guarantor" and, if more than one such Subsidiary is party to this Agreement, collectively, the "Guarantors") of TJ INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), and WACHOVIA BANK, N.A., and its successors and assigns (the "Bank").

      Reference is made to the Reimbursement and Security Agreement dated as of November 1, 1998 (as amended, supplemented or otherwise modified from time to time, the "Reimbursement Agreement"), among the Borrower, Trus Joist MacMillan a Limited Partnership and the Bank. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Reimbursement Agreement.

      The Bank has agreed to issue its irrevocable letter of credit (the "Letter of Credit") for the account of the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Reimbursement Agreement. Each of the Guarantors is a Subsidiary of the Borrower and acknowledges that it will derive substantial benefit from the issuance of the Letter of Credit by the Bank. The obligation of the Bank to issue its Letter of Credit is conditioned on, among other things, the execution and delivery by the Guarantors of a Guaranty Agreement in the form hereof. As consideration therefor and in order to induce the Bank to issue its Letter of Credit, the Guarantors are willing to execute this Agreement.

      Accordingly, the parties hereto agree as follows:

      SECTION 1. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Reimbursement Obligations, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower to the Bank under the Reimbursement Agreement and the Reimbursement Note and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Reimbursement Agreement and the Reimbursement Note (all the monetary and other obligations referred to in the preceding clauses (a) and (b) being collectively called the "Obligations"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

      Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (a) in respect of intercompany indebtedness to the Borrower or Affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (b)_under any Guarantee of senior unsecured indebtedness or Debt subordinated in right of payment to the Obligations which Guarantee contains a limitation as to maximum amount similar to that set forth in this paragraph, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (i) applicable law or
(ii)_any agreement providing for an equitable allocation among such Guarantor and other Affiliates of the Borrower of obligations arising under Guarantees by such parties.

      SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its this Guaranty and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Bank to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Reimbursement Agreement, the Reimbursement Note, or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, the Reimbursement Agreement, the Reimbursement Note, any other Related Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Bank.

      SECTION 3. Security. Each of the Guarantors authorizes the Bank to (a) take and hold security for the payment of this Guaranty and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as the Bank in its sole discretion may determine and (c) release or substitute any one or more endorsees, other guarantors or other obligors.

      SECTION 4. Guarantee of Payment. Each Guarantor further agrees that this Guaranty constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Bank to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Bank in favor of the Borrower or any other Person.

      SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Bank to assert any claim or demand or to enforce any remedy under the Reimbursement Agreement, the Reimbursement Note, any other Related Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

      SECTION 6. Defenses of Borrower Waived. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment in full in cash of the Obligations. The Bank may, at its election, foreclose on any security held by it by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Guarantor or exercise any other right or remedy available to it against the Borrower or any other Guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor, as the case may be, or any security.

      SECTION 7. Agreement To Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Bank has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Bank as designated thereby in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Bank as provided above, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of the Borrower or any Guarantor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower or any other Guarantor, such amount shall be held in trust for the benefit of the Bank and shall forthwith be paid to the Bank to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Reimbursement Agreement and the Reimbursement Note.

      SECTION 8. Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that the Bank will not have any duty to advise any of the Guarantors of information known to it regarding such circumstances or risks.

      SECTION 9.  Representations and Warranties. Each of the
Guarantors represents and warrants as to itself that:

      (a) it (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its creation; (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its condition (financial or otherwise), assets, nature of assets, liabilities (including, without limitation, tax, ERISA and environmental liabilities) or prospects.

      (b) it has all necessary power and authority to execute, deliver and perform its obligations under this Guaranty; the execution, delivery and performance by the Guarantor of this Guaranty have been duly authorized by all necessary action; and this Guaranty has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

      (c) neither the execution and delivery by it of this Guaranty nor compliance with the terms and provisions hereof by the Guarantor will conflict with or result in a breach of, or require any consent under, its organizational documents and agreements or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which it is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of its revenues or assets pursuant to the terms of any such agreement or instrument.

      (d) it is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      (e) after giving effect to the execution and delivery of this Guaranty and the incurring of its obligations hereunder, it will not be "insolvent," within the meaning of such term as used in O.C.G.A. Section 18-2-22 or as defined in Section 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, as each is amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

      (f) it is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

      SECTION 10. Termination. This Guaranty (a) shall terminate when all the Obligations have been indefeasibly paid in full and the Letter of Credit has terminated and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Bank or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.

      SECTION 11. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This
Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Bank, and a counterpart hereof shall have been executed on behalf of the Bank, and thereafter shall be binding upon such Guarantor and the Bank and their respective successors and assigns, and shall inure to the benefit of such Guarantor, and the Bank, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

      SECTION 12.  Waivers; Amendment.

      (a) No failure or delay of the Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Bank hereunder are cumulative and are not exclusive of any rights or remedies that the Bank would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

      (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Bank.

      SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
GEORGIA.

      SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in Section
8.1 of the Reimbursement Agreement. All communications and notices hereunder to each Guarantor shall be given to it in care of the Borrower at the address set forth in Section 8.1 of the Reimbursement Agreement.

      SECTION 15.  Survival of Agreement, Severability.

      (a) All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or the Reimbursement Agreement shall be considered to have been relied upon by the Bank and shall survive regardless of any investigation made by the Bank on its behalf, and shall continue in full force and effect as long as any Reimbursement Obligation or any other fee or amount payable under this Agreement or the Reimbursement Agreement is outstanding and unpaid and as long as the Letter of Credit has not been terminated.

      (b) In the event any one or more of the provisions contained in this Agreement or in the Reimbursement Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 11. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

      SECTION 17.  Jurisdiction; Consent to Service of Process.

      (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Georgia State court or Federal court of the United States of America sitting in Atlanta, Georgia, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Reimbursement Agreement, the Reimbursement Note or the Letter of Credit, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Georgia State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Bank may otherwise have to bring any action or proceeding relating to this Agreement, the Reimbursement Agreement or the Reimbursement Note against any Guarantor or its properties in the courts of any jurisdiction.

      (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Reimbursement Agreement or the Reimbursement Note in any Georgia State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section
14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 18. Right of Setoff. If an Event of Default shall have occurred and be continuing, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Debt at any time owing by the Bank to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement, the Reimbursement Agreement or the Reimbursement Note held by the Bank, irrespective of whether or not the Bank shall have made any demand under this Agreement, the Reimbursement Agreement or the Reimbursement Note and although such obligations may be unmatured. The rights of the Bank under this Section 18 are in addition to other rights and remedies (including other rights of setoff) which the Bank may have.

      SECTION 19. Additional Guarantors. Pursuant to the Reimbursement Agreement, additional Subsidiaries may enter into this Agreement as a Guarantor. Upon execution and delivery, after the date hereof, by the Bank and such a Subsidiary of an instrument in form and substance satisfactory to the Bank, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.


                 [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                        TRUS JOIST MACMILLAN A LIMITED PARTNERSHIP

                        By:   TJ International, Inc., its sole General
                              Partner

                        By:
                                                            (SEAL)
                        ---------------------------------------------
                        Name:
                        Title:


                        NORCO WINDOWS, INC.

                        By:
                                                            (SEAL)
                        --------------------------------------------
                        Name:
                        Title:


                        TRUS JOIST MACMILLAN LIMITED


                        By:
                                                            (SEAL)
                        --------------------------------------------
                        Name:
                        Title:



                        TRUS JOIST (WESTERN) LTD.

                        By:
                                                            (SEAL)
                        ---------------------------------------------
                        Name:
                        Title:


                        TRUS JOIST CORPORATION

                        By:
                                                            (SEAL)
                        --------------------------------------------
                        Name:
                        Title:

                        TJM FACILITIES CORPORATION


                        By:
                                                            (SEAL)
                        --------------------------------------------
                        Name:
                        Title:



                        WACHOVIA BANK, N.A.

                        By:
                                                            (SEAL)
                        --------------------------------------------
                        Name:
                        Title: